UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2010

Kratos Defense & Security Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA  92121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 812-7300

N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

On October 5, 2010 (the “Agreement Date”), Kratos Defense & Security Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Hammer Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Henry Bros. Electronics, Inc., a Delaware corporation (“HBE”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into HBE, and HBE will continue as the surviving corporation and as a wholly-owned subsidiary of Kratos (the “Merger”). The boards of directors of Kratos and HBE have approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of the capital stock of HBE, each outstanding share of HBE common stock (other than shares of HBE common stock owned by the Company, Merger Sub, or HBE stockholders, if any, who have perfected statutory dissenters’ rights under Delaware law) will be converted into the right to receive $7.00 in cash, without interest (the “Merger Consideration”).  In addition, at the Effective Time all (i) outstanding options to purchase HBE common stock will be assumed by the Company and converted into options to purchase common stock of the Company (the “Assumed Options”); and (ii) warrants to purchase HBE common stock, whether or not then exerciseable or vested, shall be canceled (the “HBE Warrants”).  The number of shares of common stock of the Company subject to each Assumed Option and the exercise price of each such option will be appropriately adjusted based on the exchange ratio, which shall be equal to 0.6552.

Completion of the Merger is subject to various customary conditions, including, among other things: (i) the adoption of the Merger Agreement by stockholders holding at least a majority of the outstanding common stock of HBE; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and HBE and the compliance by each of the Company and HBE with their respective obligations under the Merger Agreement; and (iii) the absence of any pending or threatened legal proceedings challenging or seeking to restrain the consummation of the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating HBE to continue to conduct its business and the business of its subsidiaries in the ordinary course, hold a meeting of its stockholders for the purpose of considering the approval and adoption of the Merger Agreement, and to cooperate on seeking regulatory approvals and providing access to information regarding HBE and its subsidiaries.  The Merger Agreement also contains a “go-shop” provision and a “no-shop” provision.

Under the terms of the “go-shop” provision, during the period beginning on the Agreement Date and continuing until 11:59 p.m. Eastern Time on the 40th calendar day thereafter (the “No-Shop Period Start Date”), HBE and its subsidiaries and their respective representatives shall have the right to: (i) initiate, solicit, and facilitate any inquiry or the making, submission or announcement of any proposals or offers that constitute a proposal to (a) acquire by merger, issuance or acquisition of securities, business combination or other similar transaction, 15% or more of the outstanding securities of HBE or any of its subsidiaries, or (b) sell, exchange, transfer or otherwise dispose of any business or assets that account for 15% or more of the consolidated net revenues, net income or assets of HBE and its subsidiaries (any of the forgoing, an “Acquisition Proposal”); and (ii) engage or enter into, or otherwise participate in any discussions or negotiations with any person with respect to any Acquisition Proposals or otherwise cooperate with or facilitate any such inquiries, proposals, discussions or negotiations to make any Acquisition Proposals.

Under the terms of the “no-shop provision” from the No-Shop Period Start Date until the Effective Time, HBE and its subsidiaries and their respective representatives are not permitted to (i) solicit, initiate or knowingly encourage, or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding HBE or any of its subsidiaries to any person in connection with an Acquisition Proposal; (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal; (iv) approve or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other agreement relating to an Acquisition Proposal, subject to customary exceptions for HBE to respond to and support a proposal that is more favorable from a financial point of view to HBE’s stockholders than the terms of the Merger and is reasonably capable of being consummated (a “Superior Proposal”) or an Acquisition Proposal that is reasonably likely to lead to a Superior Proposal and to otherwise act in accordance with the exercise of the fiduciary duties of the board of directors.

HBE will be obligated to pay a termination fee of $1,788,000 to the Company upon termination of the Merger Agreement (i) by HBE in connection with a Superior Proposal; or (ii) by the Company in connection with an HBE triggering event, including, among other things, if the board of directors of HBE changes or otherwise modifies its recommendation that the stockholders of HBE vote in favor of the adoption of the Merger Agreement or HBE or any of its subsidiaries or representatives thereof has materially breached the “no-shop” provision of the Merger Agreement.  In addition, HBE will be obligated to pay the termination fee if the Merger Agreement is terminated because (i) the Merger has not been consummated by February 28, 2011; or (ii) the meeting of the stockholders of HBE to approve the adoption of the Merger Agreement shall have been held and such stockholders did not approve the adoption of the Merger Agreement, and at the time of termination, an Acquisition Proposal with respect to HBE shall have been made or publicly announced and not withdrawn and HBE enters into an acquisition agreement related to an Acquisition Proposal or consummates an Acquisition Proposal within six months following the date the Merger Agreement is terminated.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) in order to provide investors and stockholders with information regarding its terms.  However, it is not intended to provide any other factual information about the Company, HBE, their respective subsidiaries and affiliates, or any other party.  In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, HBE, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of HBE holding approximately 60% of the voting power of HBE (collectively, the “HBE Stockholders”) entered into voting agreements in favor of the Company (collectively, the “Voting Agreements”).

Pursuant to the Voting Agreements, the HBE Stockholders have agreed to vote, or cause to be voted, all shares of HBE common stock beneficially owned by them in favor of the adoption of the Merger Agreement.  In addition, the HBE Stockholders have agreed to vote all such shares of HBE common stock against any proposal made in opposition to or in competition with the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and against any other action intended or reasonably expected to interfere with or impede the Merger or the other transactions contemplated by the Merger Agreement.  The HBE Stockholders have granted an irrevocable proxy to the board of directors of the Company to vote shares of HBE common stock held by them in accordance with the terms of the Voting Agreements.

The Voting Agreements also provide that the HBE Stockholders will not, among other things, sell, pledge, encumber, transfer or otherwise dispose of, or enter into any agreement or commitment with respect to the sale, pledge, encumbrance, transfer or other disposition of any shares of HBE common stock beneficially owned by them, or grant any proxies with respect to such shares. The HBE Stockholders have also agreed not to exercise any rights to demand appraisal under Delaware law of shares of HBE common stock held by such stockholders.

The Voting Agreements will terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the date on which the Merger becomes effective; and (iii) the date on which an amendment to the Merger Agreement is affected without the consent of the HBE Stockholders that decreases the Merger Consideration.

The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Underwriting Agreement

On October 5, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC (the “Underwriter”) relating to the sale and issuance by the Company of shares of the Company’s common stock to the Underwriter in a firm commitment underwritten offering in which the Underwriter is acting as the sole underwriter.  Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter has agreed to purchase, and the Company has agreed to sell, 2,300,000 shares at the public offering price, less certain underwriting discounts and commissions (the “Offering”). The Company has also agreed to reimburse the Underwriter for certain of its out-of-pocket expenses.

The shares of the Company’s common stock are being offered and sold pursuant to a prospectus dated August 21, 2009 and a prospectus supplement dated October 5, 2010 (the “Prospectus Supplement”), pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-161340), which was declared effective by the SEC on August 21, 2009.

Subject to the terms and conditions of the Underwriting Agreement, the Underwriter is committed to purchase and pay for all shares of the Company’s common stock offered by the Prospectus Supplement, if any such shares are taken. However, the Underwriter is not obligated to take or pay for the shares of the Company’s common stock covered by the Underwriter’s over-allotment option described below, unless and until such option is exercised.

The Company has granted the Underwriter an option, exercisable no later than 30 calendar days after the date of the Underwriting Agreement, to purchase up to an aggregate of 230,000 additional shares of the Company’s common stock at the public offering price, less certain underwriting discounts and commissions.  The Company will be obligated to sell these shares of common stock to the Underwriter to the extent the over-allotment option is exercised. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of the Company’s common stock offered by the Prospectus Supplement.  The Underwriter proposes to offer the Company’s common stock directly to the public at the offering price of $10.20 per share.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including acquisition transactions generally. Specifically, the Company may use the proceeds to fund the cash consideration payable to the stockholders of HBE in connection with its proposed acquisition thereof.  In the event that the acquisition is not consummated, the Company will use the net proceeds from the Offering for the acquisition of or investment in other businesses, services and technologies that are complementary to its own and other general corporate expenses.

The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and the terms of which are incorporated herein by reference. A copy of the opinion of Paul, Hastings, Janofsky & Walker LLP relating to the legality of the issuance and sale of the Company’s common stock in the offering is attached as Exhibit 5.1 hereto.

On October 6, 2010, the Company issued a press release announcing the pricing of the Offering and the execution of the Underwriting Agreement.  A copy of the press release is attached as Exhibit 99.2 hereto.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed merger; the benefits and synergies expected to result from the proposed merger; and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and HBE and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and neither the Company nor HBE undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and HBE; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the contemplated merger, including the risk that the required HBE stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions.  Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 27, 2009, which was filed with the SEC on March 11, 2010, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of HBE for the year ended December 31, 2009, which was filed with the SEC on March 15, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and HBE.

Important Merger Information and Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company and HBE will file relevant materials with the SEC, including the filing by HBE of a proxy statement on Schedule 14A.  Investors are strongly urged to read the proxy statement when it becomes available and other documents filed with the SEC by the Company and HBE, because they will contain important information about the Company, HBE and the proposed merger. The proxy statement and other documents that will be filed by the Company and HBE with the SEC will be available free of charge at the SEC’s website, www.sec.gov, by directing a request when such a filing is made to Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, California 92121, Attention: Corporate Secretary or by directing a request when such a filing is made to Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Corporate Secretary.

The Company, HBE and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on April 1, 2010.  Information about the directors and executive officers of HBE is set forth in HBE’s most recent definitive proxy statement, which was filed with the SEC on October 13, 2009.  Certain directors and executive officers of the Company and HBE may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement that HBE will file with the SEC when it becomes available.

Item 8.01  Other Events.

On October 6, 2010, the Company issued (i) a press release announcing that it has entered into the Merger Agreement; and (ii) a press release announcing that it has entered into the Underwriting Agreement.  A copy of the press release regarding the Merger Agreement and the press release regarding the Underwriting Agreement, are attached hereto as Exhibit 99.1 and 99.2, respectively, each of which are hereby incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.
	1.1	Underwriting Agreement, dated October 5, 2010, by and between Kratos Defense & Security Solutions, Inc. and B. Riley & Co., LLC
	2.1	Agreement and Plan of Merger, dated October 5, 2010, by and among Kratos Defense & Security Solutions, Inc., Hammer Acquisition Inc. and Henry Bros. Electronics, Inc.
	5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP
	10.1	Form of Voting Agreement, dated October 5, 2010, by and between Kratos Defense & Security Solutions, Inc. and the directors and certain executive officers of Henry Bros. Electronics, Inc.
	23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
	99.1	Press release dated October 6, 2010
	99.2	Press release dated October 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:  /s/ Eric DeMarco
Eric DeMarco
President and Chief Executive Officer

Date:  October 5, 2010

Exhibit 1.1

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

2,300,000 Shares of Common Stock

UNDERWRITING AGREEMENT

As of October 5, 2010

B. Riley & Co., LLC
11100 Santa Monica Blvd.
Suite 800
Los Angeles, CA 90025

Ladies and Gentlemen:

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to B. Riley & Co., LLC (the “Underwriter”), pursuant to the terms of this Underwriting Agreement (this “Agreement”), an aggregate of 2,300,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 230,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The Shares are described in the Prospectus referred to below.

The Company and the Underwriter agree as follows:

1. Sale and Purchase.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares. The pricing terms of the purchase of the Firm Shares by the Underwriter and the pricing terms of the offering of the Firm Shares to the public are as set forth in Schedule A hereto.

In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares.  This option may be exercised by the Underwriter at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

2. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-161340), which was declared effective by the Commission as of August 21, 2009 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus, with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use.  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.  If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b) As of the Applicable Time (as defined below) and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase or Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 15.  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 5:00 P.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule D to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c) No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Shares (the “Offering”) has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d) At the time the Registration Statement became effective, at the date of this Agreement and at the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus became effective and at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Underwriter (which consent shall not be unreasonably withheld).  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the corporations, partnerships, or other entities listed on Schedule B attached hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

(i) The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(j) The shares of Common Stock to be issued and sold by the Company to the Underwriter have been duly and validly authorized and the shares of Common Stock, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(k) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the General Disclosure Package and the Prospectus.  The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  Since the date provided in the General Disclosure Package, the Company has not issued any equity securities, other than Common Stock issued pursuant to the exercise of stock options or settlement of restricted stock units previously outstanding under the Company’s equity compensation plans or the issuance of Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(l) The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m) The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject that is material to the Company and its Subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any material violation of the provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

(n) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the by-laws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Global Select Market in connection with the offer and sale of the Shares.

(o) Grant Thornton LLP, who have audited certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Grant Thornton LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(p) The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, other than is set forth or contemplated in the General Disclosure Package.

(r) There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package or proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t) Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempted to induce any person to purchase any Shares; and has not, and has not caused its affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(u) Neither the Company nor its Subsidiaries own any real property.  The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the General Disclosure Package or would not individually or in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the General Disclosure Package or would not have a Material Adverse Effect.

2

(v) Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(w) The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate have a Material Adverse Effect.

(x) Neither the Company nor any of its Subsidiaries, nor to its knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has:  (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment other than with respect to the activities set forth in that certain press release issued by the Company on July 7, 2009, as to which the Company makes no representation.

(y) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(aa) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement.

(bb) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any letter of understanding between the Company and the Underwriter) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(cc) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.  No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ Global Select Market is required for the listing and trading of the shares of Common Stock on the NASDAQ Global Select Market, except such as will have been obtained or made on or prior to the Closing Date.

(ee) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(ff) The statistical and market related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(gg) Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(hh) No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Global Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriter.

(ii) Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3. The Closing.

(a) Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York time, on October 12, 2010 (the “Closing Date”) (unless another time shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to the Underwriter at the Time of Purchase in such names and in such denominations as the Underwriter shall specify.

(b) Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to the Underwriter at the Additional Time of Purchase in such names and in such denominations as the Underwriter shall specify.

(c) Delivery of the documents required to be delivered to the Underwriter pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., New York time, on the Closing Date or the Additional Closing date, as the case may be, at the offices of Sullivan & Cromwell, LLP, 1888 Century Park East, Los Angeles, CA 90067.

4. Further Covenants and Agreements of the Company.  The Company covenants and agrees with the Underwriter as follows:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriter and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Underwriter promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Underwriter for review within an amount of time that is reasonably practical under the circumstances and prior to filing; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

3

(b) That, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Underwriter has been received (each, a “Permitted Free Writing Prospectus”).  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(c) If at any time prior to the expiration of nine (9) months after the date when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at  any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, and upon the Underwriter’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter.

(d) To the extent not available on the Commission’s EDGAR system, to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(e) To take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(f) That the Company will not, for a period of one hundred eighty (180) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Underwriter, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof, and (iv) the issuance of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (and the issuance of Common Stock pursuant to the terms of such securities convertible into or exercisable or exchangeable for Common Stock) in connection with strategic transactions involving the Company and other entities, including without limitation, merger, acquisition, joint venture, licensing, collaboration, manufacturing, development, marketing, co-promotion or distribution arrangements.  The Company will cause each executive officer listed in Schedule C to furnish to the Underwriter, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Underwriter.  The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans and registration statements registering securities issued by the Company pursuant to (iv) above.  The Company hereby agrees that (A) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (B) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (f) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(g) To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h) Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Underwriter (which consent shall not be unreasonably withheld).

(i) Until the Underwriter shall have notified the Company of the completion of the Offering of the Shares, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(j) Not to take any action prior to the Closing Date or the Additional Closing Date, if any, which would require the Prospectus to be amended or supplemented pursuant to Section 4.

(k) To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(l) To use its reasonable best efforts to list, effect and maintain, subject to notice of issuance, the Common Stock on the NASDAQ Global Select Market.

(m) To use its reasonable best efforts to assist the Underwriter with any filings with FINRA and obtaining any required clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter.

(n) To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Shares.

(o) Until the Underwriter shall have notified the Company of the completion of the offering of the Shares, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

5. Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Underwriter and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel for the Underwriter) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Shares; and (h) all other costs and expenses of the Company and the Underwriter incident to the offering of the Shares by, or the performance of the obligations of, the Company and the Underwriter under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, Underwriter’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company and the Underwriter’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriter on the Company’s behalf (which will be promptly reimbursed)).  For the avoidance of doubt, the Company agrees to reimburse the Underwriter’s reasonable out-of-pocket expenses, including the reasonable legal fees up to $70,000 of Sullivan & Cromwell LLP, counsel to the Underwriter, whether or not the Offering is consummated; provided that, with the exception of reasonable legal fees, the Company shall not be liable to the Underwriter for amounts in excess of $50,000 without prior written consent of the Company.

6. Conditions to the Obligations of the Underwriter, and the Sale of the Shares.  The obligations of the Underwriter hereunder, and the closing of the sale of the Shares, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase and at any Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

4

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

(d) Paul, Hastings, Janofsky & Walker, LLP shall have furnished to the Underwriter such counsel’s written opinion, as counsel to the Company, addressed to the Underwriter and dated the Closing Date or the Additional Closing Date, as the case may be, in the form agreed as of the date hereof.

(e) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, singly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus.

(f) Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (f), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(g) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company and its Subsidiaries, taken as a whole; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its Subsidiaries, taken as a whole.

(h) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(i) The Company shall have filed a listing of additional shares notification with the NASDAQ Global Select Market in connection with the Offering, and shall have received no objections thereto from the NASDAQ Global Select Market.

(j) The Underwriter shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers of the Company listed in Schedule C to this Agreement.

(k) Prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, the Company shall have furnished to the Underwriter such further information, opinions, certificates, letters or documents as the Underwriter shall have reasonably requested, including a Secretary’s Certificate.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

5

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, each of its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) The Underwriter shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriter under this Section 7(b) exceed the total compensation received by the Underwriter in accordance with Section 1.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of a Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

6

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the ) Offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Underwriter for use in any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total compensation received by the Underwriter hereunder less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 6(f), Section 6(g) or Section 6(h) have occurred.

9. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as Underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Underwriter has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d) the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto;

(e) the Underwriter has not and will not be rendering an opinion to the Company as to the fairness of the terms of the offering of the Shares;

(f) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

7

10. Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties.  It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11. Survival of Indemnities, Representations, Warranties, Etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 the indemnity and contribution agreements contained in Section 7 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12. Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley & Co., LLC, Attention: Tom Kelleher, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA, 90025; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Kratos Defense & Security Solutions, Inc., Attention: Chief Financial Officer, 4810 Eastgate Mall, San Diego, CA 92121.

13. Definition of Certain Terms.  For purposes of this Agreement “business day” means any day on which the NASDAQ Stock Market is open for trading.

14. Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriter each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Underwriter each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriter.  The Company and the Underwriter each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriter and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Underwriter’s Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the Prospectus: the ninth paragraph of the section entitled “Underwriting.”

16. Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

18. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

8

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.
Very truly yours,

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:  /s/ Eric DeMarco
Name:  Eric DeMarco
Its:       President and Chief Executive Officer

Accepted as of the date first above written:

B. RILEY & CO., LLC

By:  /s/  Bryant Riley
Name: Bryant Riley
Its:      Chairman

[Signature Page to Underwriting Agreement]

9

SCHEDULE A

Pricing Information

Number of Shares to be Sold:  2,300,000

Public Offering Price:  $10.20 per Share

Underwriting Discount:  $0.408 per Share

Proceeds to Company (before expenses):  $9.792 per Share

SCHEDULE B

List of Subsidiaries

1.	Kratos Government Solutions, Inc.
2.	Defense Systems, Incorporated
3.	JMA Associates, Inc.
4.	Madison Research Corporation
5.	Haverstick Consulting, Inc.
6.	HGS Holdings, Inc.
7.	Haverstick Government Solutions, Inc.
8.	DTI Associates, Inc.
9.	Rocket Support Services LLC
10.	Kratos Commercial Solutions, Inc.
11.	Kratos Mid-Atlantic, Inc.
12.	Kratos Southeast, Inc.
13.	Kratos Texas, Inc.
14.	WFI NMC Corp.
15.	Kratos Southwest L.P.
16.	SYS
17.	AI Metrix, Inc.
18.	Polexis, Inc.
19.	Reality Based IT Services, Ltd.
20.	Shadow I, Inc.
21.	Shadow II, Inc.
22.	Shadow III, Inc.
23.	DEI Services Corporation
24.	Digital Fusion, Inc.
25.	Digital Fusion Solutions, Inc.
26.	Summit Research Corporation
27.	Gichner Holdings, Inc.
28.	Gichner Systems Group, Inc.
29.	Gichner Systems International, Inc.
30.	Charleston Marine Containers Inc.
31.	Dallastown Realty I, LLC
32.	Dallastown Realty II, LLC
33.	Hammer Acquisition Inc.

SCHEDULE C

List of officers subject to Section 4(f)

Eric DeMarco

Deanna Lund

SCHEDULE D

Free Writing Prospectus(es)

None.

EXHIBIT A

Form of Lock-Up Agreement

October ___, 2010

B. Riley & Co., LLC
11100 Santa Monica Blvd.
Suite 800
Los Angeles, CA 90025

Re:	Kratos Defense & Security Solutions, Inc. - Public Offering of Shares

Dear Sirs:

In order to induce B. Riley & Co., LLC (“B. Riley”) to enter into a underwriting agreement with Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of B. Riley, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) transactions relating to any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock acquired from the Company in the Offering or in open market transactions after the completion of the Offering, (b) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (c) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (d) in the case of a non-natural person, distributions of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to general or limited partners or stockholders or members of the undersigned, (e) in the case of a non-natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (A) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (B) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, (f) the “net” exercise of outstanding options or warrants to purchase Common Stock in accordance with their terms, or (g) transfers pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement; and provided, further, that any Common Stock acquired upon the net exercise of options or warrants described in clause (f) above shall be subject to the restrictions imposed by this Agreement.  For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company notifies B. Riley in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by October 31, 2010, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]

By:           _____________

Name:      _____________

Its:           _____________

Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among:

Kratos Defense & Security Solutions, Inc.,
a Delaware corporation;

Hammer Acquisition Inc.,
a Delaware corporation; and

Henry Bros. Electronics, Inc.,
a Delaware corporation

___________________________

Dated as of October 5, 2010
___________________________

TABLE OF CONTENTS
Page

SECTION 1	THE MERGER	1

1.1	Merger of Merger Sub into the Company	1
1.2	Effect of the Merger	1
1.3	Closing; Effective Time	1
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	2
1.5	Conversion of Securities	2
1.6	Dissenting Shares	3
1.7	Company Determinations, Approvals and Recommendations	3

SECTION 2	EXCHANGE OF SECURITIES	4

2.1	Exchange of Certificates	4
2.2	Stock Transfer Books	5
2.3	Further Action	6

SECTION 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	6

3.1	Organization and Good Standing	6
3.2	Authority; No Conflict	6
3.3	Capitalization	8
3.4	SEC Reports	9
3.5	Financial Statements	11
3.6	Property; Sufficiency of Assets	12
3.7	Receivables, Customers	13
3.8	Real Property; Equipment; Leasehold	13
3.9	Proprietary Rights	13
3.10	No Undisclosed Liabilities	19
3.11	Taxes	19
3.12	Employees and Employee Benefits	22
3.13	Compliance with Laws; Governmental Authorizations	26
3.14	Environmental Matters	26
3.15	Legal Proceedings	27
3.16	Absence of Certain Changes and Events	27
3.17	Contracts; No Defaults	29
3.18	Sale of Products; Performance of Services	31
3.19	Insurance	32
3.20	Labor Matters	32
3.21	Business Relationships	33
3.22	Interests of Officers and Directors	33
3.23	Anti-Takeover Law	33
3.24	Opinion of Financial Advisor	34
3.25	Brokers; Fees and Expenses	34
3.26	Proxy Statement	34
3.27	No Discussions	34

SECTION 4	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	35

i

4.1	Organization and Good Standing	35
4.2	Authority; No Conflict	35
4.3	SEC Reports	36
4.4	Financial Statements	36
4.5	Legal Proceedings	37
4.6	Proxy Statement.	37
4.7	Funds	37
4.8	Ownership and Activities of Merger Sub	37
4.9	Ownership of Company Common Stock	37
4.10	No Additional Representations	38

SECTION 5	CERTAIN PRE-CLOSING COVENANTS	38

5.1	Access and Investigation	38
5.2	Pre-Closing Operations; Notification Obligations	39
5.3	Solicitation of Acquisition Proposals	44
5.4	Stockholder Approval and Proxy Statement	48
5.5	Regulatory Approvals	49
5.6	Control of Other Party’s Business	49
5.7	Disclosure	49
5.8	Section 16 Matters	50
5.9	Company Equity Awards; Warrants	50
5.10	Indemnification of Officers and Directors, etc	51
5.11	Takeover Statutes	52
5.12	Merger Sub Compliance	52

SECTION 6	CONDITIONS TO THE MERGER	52

6.1	Conditions to Each Party’s Obligation to Effect the Merger	52
6.2	Conditions to Obligations of Parent and Merger Sub	53
6.3	Conditions to Obligations of the Company	54

SECTION 7	TERMINATION	55

7.1	Termination	55
7.2	Effect of Termination	57
7.3	Expenses; Termination Fees	57

SECTION 8	MISCELLANEOUS PROVISIONS	58

8.1	Amendment	58
8.2	Remedies Cumulative; Waiver	58
8.3	No Survival	59
8.4	Entire Agreement	59
8.5	Execution of Agreement; Counterparts; Electronic Signatures	59
8.6	Governing Law	59
8.7	Consent to Jurisdiction; Venue	59
8.8	WAIVER OF JURY TRIAL	60
8.9	Disclosure Schedules	60
8.10	Attorneys’ Fees	60
8.11	Assignments and Successors	60
8.12	No Third Party Rights	60
8.13	Notices	60
8.14	Cooperation; Further Assurances	61
8.15	Construction; Usage	62
8.16	Enforcement of Agreement	63
8.17	Severability	63
8.18	Time of Essence	63

ii

EXECUTORY COPY
AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of October 5, 2010, by and among:  Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Parent”); Hammer Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Henry Bros. Electronics, Inc., a Delaware corporation (“Company”).  Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (“DGCL”) (the “Merger”).  Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent;

WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements with Parent substantially in the form attached hereto as Exhibit B (each, a “Voting Agreement” and collectively, the “Voting Agreements”).

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

THE MERGER

1.1 Merger of Merger Sub into the Company.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease.  Following the Effective Time, the Company shall continue as the surviving corporation (the “Surviving Corporation”).

1.2 Effect of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3 Closing; Effective Time.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Parent, 4820 Eastgate Mall, San Diego, California 92121, at 10:00 a.m. Pacific time on a date to be designated by Parent (the “Closing Date”), which shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).  Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware (the “Secretary of State”).  The Merger shall become effective upon the later of:  (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of the parties.  The date and time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”  The parties agree to use commercially reasonable efforts to consummate the Merger on or prior to December 31, 2010.

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.  At the Effective Time:

(a) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation;

(b) the Bylaws of the Company shall be the existing Bylaws of the Surviving Corporation; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or Merger Sub:

(i) any shares of Company Common Stock (the “Shares”) then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” above, each share of Company Common Stock then outstanding (other than Dissenting Shares) shall be converted into the right to receive $7.00 in cash, without interest (the “Merger Consideration”).  From and after the Effective Time, all such Shares shall no longer be outstanding and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate in accordance with Section 2.1, the Merger Consideration pursuant to this Section 1.5(a); and

(iv) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

(b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time.

1.6 Dissenting Shares.  To the extent required by Law and notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by a Person who shall not have voted to adopt this Agreement and who properly exercises and perfects appraisal rights for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into a right to receive the applicable Merger Consideration as described in Section 1.5, but shall be converted into the right to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal and payment under the DGCL, the right of such holder to such appraisal of its Dissenting Shares shall cease and such Shares shall be deemed canceled and converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 1.5. The Company shall give Parent (a) prompt notice of any written demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company and (b) the opportunity to direct in compliance with all applicable Laws all negotiations and proceedings with respect to demands for appraisals under the DGCL. The Company shall not, except with prior written consent of Parent, (i) voluntarily make any payment with respect to any demands for appraisal for Dissenting Shares, (ii) offer to settle, or settle, any such demands, (iii) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL or (iv) agree to do any of the foregoing

1.7 Company Determinations, Approvals and Recommendations.  The Company hereby approves of and consents to the Merger and represents and warrants to Parent and Merger Sub that the Company Board has, at a meeting duly called and held prior to the execution of this Agreement, unanimously (a) determined that this Agreement, including the Merger, is advisable, (b) declared that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company’s stockholders, (c) approved this Agreement and the transactions contemplated hereby, including the Merger and the Voting Agreements, which approval constituted approval (assuming the accuracy of the representation set forth in Section 4.9 hereof) under the provisions of Section 203(a)(1) of the DGCL as a result of which this Agreement and the transactions contemplated hereby, including the Merger, are not and will not be subject to the restrictions on business combinations set forth in the provisions of Section 203 of the DGCL, (d) directed that the adoption of this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting, and (e) resolved to recommend that the Company’s stockholders adopt this Agreement (such recommendation, the “Board Recommendation”).  The Company hereby consents to the inclusion of the foregoing determinations and approvals in the Proxy Statement, and, subject to Section 5.3(f), the Company hereby consents to the inclusion of the Board Recommendation in the Proxy Statement.

SECTION 2

EXCHANGE OF SECURITIES

2.1 Exchange of Certificates.

(a) As promptly as practicable after the Effective Time, Parent shall deposit, or shall cause to be deposited, with Wells Fargo Bank, N.A. or another bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Shares, for exchange in accordance with this Section 2.1 through the Exchange Agent, an amount of cash sufficient to deliver to holders of Shares the aggregate Merger Consideration to which they are entitled pursuant to Section 1.5.  Any cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” Pursuant to irrevocable instructions, the Exchange Agent shall promptly deliver the Merger Consideration from the Exchange Fund to the former Company stockholders who are entitled thereto pursuant to Section 1.5.

(b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate formerly representing Shares (a “Certificate”), other than Parent or Merger Sub or any wholly owned Subsidiary of Parent or Merger Sub, (i) a letter of transmittal  that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, which letter shall be in customary form and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration.  Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 1.5 in respect of the Shares formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled.  No interest will be paid or will accrue on any cash payable pursuant to Section 1.5.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid with respect to such Shares to such a transferee if the Certificate formerly representing such transferred Shares is presented to the Exchange Agent in accordance with this Section 2.1(b), accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer Taxes have been paid.

(c) The Merger Consideration delivered upon surrender of Certificates in accordance with the terms hereof  shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.

(d) Any portion of the Exchange Fund which remains undistributed to the holders of Shares twelve  months after the Effective Time shall be returned to Parent, upon demand, and, from and after such delivery to Parent, any holders of Shares who have not theretofore complied with this Section 2.1 shall thereafter look only to Parent for the Merger Consideration payable in respect of such Shares.

(e) Neither Parent, Merger Sub, the Surviving Corporation, the Exchange Agent nor the Company shall be liable to any holder of Shares for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Shares formerly represented by such Certificate.

(g) Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

(h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available).  Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 2.1(d).  In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

2.2 Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares theretofore outstanding on the records of the Company.  From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or mandated by Law.  On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Corporation or Parent, for any reason, in accordance with Section 2.1(b), shall be canceled against delivery of the Merger Consideration payable in respect of the Shares formerly represented by such Certificates, net of any required withholding for Tax and without any interest thereon.

2.3 Further Action.  If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Good Standing.

(a) The Acquired Corporations are corporations or other entities duly organized, validly existing, and in good standing under the Laws of their respective jurisdictions of incorporation or organization, with full corporate power or other entity authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Acquired Corporation Contracts.  Each of the Acquired Corporations is duly qualified to do business as a foreign corporation or other entity and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Acquired Corporations.

(b) Part 3.1(b) of the Company Disclosure Schedule lists all Acquired Corporations and indicates as to each the type of entity, its jurisdiction of organization and, except in the case of the Company, its stockholders or other equity holders.  Part 3.1(b) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, the certificate or articles of incorporation, bylaws and other organizational documents (collectively, “Organizational Documents”) of each of the Acquired Corporations, as currently in effect.

(c) Part 3.1(c) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, the charters of each committee of the Company’s board of directors and any code of conduct or similar policy adopted by the Company.

3.2 Authority; No Conflict.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform its obligations hereunder and thereunder and, subject only to obtaining the Necessary Consents, to consummate the Merger and the other transactions contemplated hereby and thereby (collectively, and including the execution, delivery and performance by certain stockholders of the Voting Agreements, the “Contemplated Transactions”).  The execution and delivery of this Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, to the extent required by applicable Law with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock (the “Required Company Stockholder Vote”)), and the filing of appropriate merger documents as required by the DGCL.

(b) Except as set forth in Part 3.2(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Corporations, or (B) any resolution adopted by the board of directors or the stockholders of any of the Acquired Corporations; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is or may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Acquired Corporations, or that otherwise relates to the business of, or any of the assets owned or used by, any of the Acquired Corporations; (iv) cause any of the Acquired Corporations to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by any of the Acquired Corporations to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Acquired Corporation Contract; (vii) require a Consent from any Person; or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Acquired Corporations, except, in the case of clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not reasonably be expected to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

(c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” laws (“Blue Sky Laws”) and (B)  filing of a certificate of merger as required by the DGCL and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not reasonably be expected to, adversely affect the Acquired Corporations in any material respect.  The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) above are referred to herein as the “Necessary Consents.”

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock.  As of the date hereof, (a) 6,050,366 shares of Company Common Stock are issued and outstanding (which does not include (i) 150,000 shares reserved for issuance pursuant to the Asset Purchase Agreement dated as of September 2, 2010 with Professional Security Technologies LLC and (ii) 10,000 shares reserved for issuance pursuant to the Stock Purchase Agreement dated as of October 2, 2006, relating to the acquisition of CIS Security Systems Corporation), all of which have been duly authorized and validly issued, and are fully paid and nonassessable, (b) 1,000,499 shares of Company Common Stock are reserved for issuance upon the exercise of Company Stock Options, (c) 0 shares of Company Common Stock are reserved for issuance upon exercise of outstanding warrants of the Company, (d) 0 shares of Company Common Stock are reserved for issuance upon settlement of outstanding restricted stock units (the “Company Restricted Stock Units”), (e) 0 shares of Company Common Stock are held in the treasury of the Company, and (f) 163,700 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Options not yet granted.  No shares of Company Preferred Stock are outstanding.  There are not any bonds, debentures, notes or other indebtedness or, except as described in the immediately preceding sentence, securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.  Except as set forth in the second sentence of this Section 3.3(a), as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of the Company will be issued or become outstanding after the date hereof other than upon exercise of the Company Stock Options and the Company warrants outstanding as of the date hereof and the settlement of the Company Restricted Stock Units outstanding as of the date hereof.

(b) Part 3.3(b) of the Company Disclosure Schedule contains a complete and correct list of (i) each outstanding Company Stock Option, including with respect to each such option the holder, date of grant, exercise price, vesting schedule, expiration date, number of shares of Company Common Stock subject thereto and an indication of the Company Equity Plan and the form of award pursuant to which such Company Stock Option was granted,  and (ii) all outstanding Company Restricted Stock Units, including with respect to each such unit the holder, date of grant, vesting schedule and an indication of the Company Equity Plan and form of award pursuant to which such Company Restricted Stock Unit was granted.  Each grant of a Company Stock Option was properly disclosed, and accounted for in accordance with GAAP in the financial statements included in, the Company’s filings with the SEC pursuant to the Exchange Act and all other applicable Laws.  No such grant of a Company Stock Option involved any “back dating,” “market timing”, or similar practices with respect to the effective date of grant (whether intentionally or otherwise).   Each Company Stock Option and Company Restricted Stock Unit was granted in accordance with the terms of the Company Equity Plan applicable thereto.

(c) Except as set forth in this Section 3.3 or in Part 3.3(c) of the Company Disclosure Schedule, there are no options, stock appreciation rights, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of any of the Acquired Corporations, or obligating any of the Acquired Corporations to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, the Company or any of its Subsidiaries (collectively, “Options”).  Since September 29, 2010, the Company has not issued any shares of its capital stock or Options in respect thereof, except upon the conversion of the securities or the exercise or settlement, as applicable, of the Company Stock Options and the Company Restricted Stock Units referred to above.

(d) All shares of Company Common Stock subject to issuance as described above are or will be upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.  Except as set forth in Part 3.3(d) of the Company Disclosure Schedule, none of the Acquired Corporations has any Contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any of the Company’s Subsidiaries, or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company’s Subsidiaries or any other Person.  Each outstanding share of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share owned by any of the Acquired Corporations is free and clear of all Encumbrances.  None of the outstanding equity securities or other securities of any of the Acquired Corporations was issued in violation of the Securities Act or any other Law.  None of the Acquired Corporations owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of the Company) or any direct or indirect equity or ownership interest in any other business.  None of the Acquired Corporations is or has ever been a general partner of any general or limited partnership.

3.4 SEC Reports.

(a) The Company has filed on a timely basis all forms, reports, exhibits, statements and documents required to be filed by it with the SEC since the beginning of the fiscal year referred to in clause (i) of the second sentence of this Section 3.4(a).  Part 3.4(a) of the Company Disclosure Schedule lists and, except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) two days prior to the date of this Agreement, the Company has delivered to Parent copies in the form filed with the SEC (including the full text of any document filed subject to a request for confidential treatment) of all of the following:  (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning on or after January 1, 2008, (ii) the Company’s Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i), (iii) all proxy and information statements relating to the Company’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i), (iv) the Company’s Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i), (v) all other forms, reports, registration statements and other documents filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i), (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “Company SEC Reports,” and, to the extent available in full without redaction through EDGAR at least two Business Days prior to the date of this Agreement, the “Filed Company SEC Reports”), (vi) all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations of the SEC promulgated thereunder, with respect to any report referred to in clause (i) or (ii) (collectively, the “Certifications”), and (vii) all comment letters received by the Company from the staff of the SEC since the beginning of the fiscal year referred to in clause (i) and all responses to such comment letters by or on behalf of the Company.  To the Company’s Knowledge, except as disclosed in the Company SEC Reports or as set forth on Part 3.4(a) of the Company Disclosure Schedule, each director and officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since the beginning of the fiscal year referred to in clause (i) of the immediately preceding sentence.  No Subsidiary of the Company is, or since the beginning of the first fiscal year referred to in clause (i) of the second sentence of this Section 3.4(a) has been, required to file any form, report, registration statement or other document with the SEC.  As used in this Section 3.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, transmitted or otherwise made available to the SEC.

(b) Each of the Company SEC Reports (i) as of the date of the filing of such report, complied with the requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, SOX, including in each case, the rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Certifications complied with Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations promulgated thereunder and the statements contained in the Certifications were true and correct as of the date of the filing thereof.

(d) The Acquired Corporations have implemented and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such controls and procedures are effective to ensure that (i) all information required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) all such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.  Part 3.4(d) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Reports.

(e) The Company is, and since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a) has been, in compliance with (i) the applicable listing and corporate governance rules and regulations of NASDAQ, and (ii) the applicable provisions of SOX.  The Company has delivered to Parent true, correct and complete copies of (i) all correspondence between any of the Acquired Corporations and the SEC since the beginning of the fiscal year referred to in clause (i) of the second sentence of Section 3.4(a), and (ii) all correspondence between any of the Acquired Corporations and NASDAQ since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a).

(f) Since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a), neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any Representative of the Company or any of its Subsidiaries has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(g) The Acquired Corporations have implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in Part 3.4(g) of the Company’s Disclosure Schedule, since January 1, 2008, (A) there have not been any changes in the Acquired Corporations’ internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Acquired Corporations’ internal control over financial reporting, (B) all significant deficiencies and material weaknesses in the design or operation of the Acquired Corporations’ internal control over financial reporting which are reasonably likely to adversely affect the Acquired Corporations’ ability to record, process, summarize and report financial information have been disclosed to the Company’s outside auditors and the audit committee of the Company’s board of directors, and (C) there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Acquired Corporations’ internal control over financial reporting.  Part 3.4(g) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all reports and other documents concerning internal control filed with the SEC or delivered to the Company by its auditors since the beginning of the first fiscal year of the Company referred to in clause (i) of the second sentence of Section 3.4(a).  Part 3.4(g) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

3.5 Financial Statements.

(a) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Company SEC Reports complied with the rules and regulations of the SEC (including Regulation S-X) as of the date of the filing of such reports, was prepared in accordance with GAAP, and fairly presented the financial condition and the results of operations, changes in stockholders’ equity and cash flow of the Acquired Corporations at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X (that, in the case of interim financial statements included in the Company SEC Reports since the Company’s most recent Annual Report on Form 10-K, would not differ materially from the notes to the financial statements included in such Annual Report) (the consolidated balance sheet included in such Annual Report, the “Balance Sheet”), and (ii) normal and recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to the Acquired Corporations).  The financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.  No financial statements of any Person other than the Subsidiaries of the Company are, or, since the beginning of the first fiscal year referred to in clause (i) of the second sentence of Section 3.4(a) have been, required by GAAP to be included in the consolidated financial statements of the Company.

(b) Part 3.5(b) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, the documents creating or governing, all of the Company’s Off-Balance Sheet Arrangements.

(c) Part 3.5(c) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company’s auditors for the Acquired Corporations since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services.  All such non-audit services have been approved as required by Section 202 of SOX.

3.6 Property; Sufficiency of Assets.  The Acquired Corporations (a) have good and valid title to all property material to the business of the Acquired Corporations and reflected in the latest audited financial statements included in the Filed Company SEC Reports as being owned by the Acquired Corporations or acquired after the date thereof (except for property sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Encumbrances except (i) statutory Encumbrances securing payments not yet due and (ii) such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on the Acquired Corporations, and (b) are collectively the lessee of all property material to the business of the Acquired Corporations and reflected as leased in the latest audited financial statements included in the Filed Company SEC Reports (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor, other than defaults that would not have a Material Adverse Effect on the Acquired Corporations.

3.7 Receivables, Customers.

(a) All existing accounts receivable of the Acquired Corporations represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business.

(b) Part 3.7(b) of the Company Disclosure Schedule lists, and sets forth the amount of revenues received during the most recent fiscal year and fiscal quarter from, each customer or other Person that accounted for (i) more than $1 million of the consolidated gross revenues of the Acquired Corporations in the most recently completed fiscal year, or (ii) more than $500,000 of the consolidated gross revenues of the Acquired Corporations in the most recently completed fiscal quarter.  No Acquired Corporation has received any notice or other communication (in writing or otherwise), indicating that any customer or other Person identified in Part 3.7(b) of the Company Disclosure Schedule may cease dealing with the Acquired Corporations or may otherwise materially reduce the volume of business transacted by such Person with the Acquired Corporations below historical levels.

3.8 Real Property; Equipment; Leasehold.  All material items of equipment and other tangible assets owned by or leased to any of the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted.  Except as set forth in Part 3.8 of the Company Disclosure Schedule, none of the Acquired Corporations own any material real property or any material interest in real property.  Part 3.8 of the Company Disclosure Schedule contains an accurate and complete list of all the Acquired Corporations’ material real property leases.

3.9 Proprietary Rights.

(a) Except as set forth in Part 3.9(a) of the Company Disclosure Schedule, with respect to Proprietary Rights owned by the Acquired Corporations (“Owned Proprietary Rights”), each of the Acquired Corporations has exclusive right, title and interest in and to all Owned Proprietary Rights, free and clear of all Encumbrances, and with respect to Proprietary Rights used by any Acquired Corporation, other than Owned Proprietary Rights (including, without limitation, interest acquired through a license or other right to use), each Acquired Corporation has a valid right to use and otherwise exploit such Proprietary Rights, in each case in a manner in which such Proprietary Rights are currently used or currently proposed to be used in the business of such Acquired Corporation as conducted prior to or on the date of this Agreement, as proposed to be conducted by such Acquired Corporation and as necessary or appropriate to make, use, offer for sale, sell or import the Acquired Corporation Product(s).  To the Company’s Knowledge, all Patents, Registered Trademarks, and Registered Copyrights included in the Owned Proprietary Rights (“Company Registered IP”)  are valid and enforceable.  All Company Registered IP that are material to the business of the Acquired Corporations as currently conducted and currently proposed to be conducted are in full force and effect.  All Acquired Corporation Contracts relating to any Proprietary Rights used by any Acquired Corporation, or that any Acquired Corporation is granted a right to use, license and otherwise exploit Proprietary Rights, are valid and in full force and effect; and the consummation of the transactions contemplated hereby will not alter or impair any such rights or the right of the Acquired Corporations to use and exploit such rights.  No claims have been asserted against any Acquired Corporation (and none of the Acquired Corporations is aware of any claims which are likely to be asserted against such Acquired Corporation) by any person challenging the use of any Proprietary Right by any Acquired Corporation or challenging or questioning the validity or effectiveness of any license or agreement relating to any Proprietary Right used by any Acquired Corporation, and there is no valid basis for any such claim.  No Acquired Corporation is currently infringing (directly, contributorily, by inducement, or otherwise), misappropriating, or otherwise violating any Property Right of any third person.  Without limiting the generality of the foregoing, no Acquired Corporation Product or service manufactured, distributed, provided, used, or sold by an Acquired Corporation infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any Proprietary Rights of any third person or entity.    No infringement, misappropriation, or similar claim or proceeding is pending or, to the best of the Company’s Knowledge, threatened against any Acquired Corporation or against any other person who may be entitled to be indemnified, defended, held harmless, or reimbursed by any Acquired Corporation with respect to such claim or proceeding.

(b) Part 3.9(b) of the Company Disclosure Schedule lists the following with respect to Proprietary Rights of each Acquired Corporation:

(i) Part 3.9(b)(i)(A) lists all of the Patents owned by or exclusively licensed to any of the Acquired Corporations, setting forth in each case the jurisdictions in which Issued Patents have been issued and Patent Applications have been filed.  Part 3.9(b)(i)(B) lists all of the Patents in which any of the Acquired Corporations has any right, title or interest (including without limitation interest acquired through a license or other right to use) other than those owned by the Acquired Corporations, setting forth in each case the jurisdictions in which the Issued Patents have been issued and Patent Applications have been filed, and the nature of the right, title or interest held by any of the Acquired Corporations;

(ii) Part 3.9(b)(ii)(A) lists all of the Registered Trademarks and domain names owned by or exclusively licensed to any of the Acquired Corporations, setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed.  Part 3.9(b)(ii)(B) lists all of the Registered Trademarks in which any of the Acquired Corporations has any right, title or interest, other than those owned by the Acquired Corporations (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed, and the nature of the right, title or interest held by any of the Acquired Corporations; and

(iii) Part 3.9(b)(iii)(A) lists all of the Registered Copyrights owned by or exclusively licensed to any of the Acquired Corporations, setting forth in each case the jurisdictions in which Copyrights have been registered and applications for copyright registration have been filed.  Part 3.9(b)(iii)(B) lists all of the Registered Copyrights in which any of the Acquired Corporations has any right, title or interest, other than those owned by the Acquired Corporations (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which the Registered Copyrights have been registered and applications for copyright registration have been filed, and the nature of the right, title or interest held by any of the Acquired Corporations.

(c) The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Rights identified in Parts 3.9(b)(i)(A), 3.9(b)(ii)(A) and 3.9(b)(iii)(A) of the Company Disclosure Schedule and all Trade Secrets owned by any Acquired Corporation, free and clear of all Encumbrances, except for (i) any lien for current Taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations.  The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Rights identified in Parts 3.9(b)(i)(B), 3.9(b)(ii)(B), and 3.9(b)(iii)(B) of the Company Disclosure Schedule and all Trade Secrets used by any Acquired Corporation, other than those owned by the Acquired Corporations (including without limitation interest acquired through a license or other right to use).  The Acquired Corporation Proprietary Rights identified in Part 3.9(b), together with the Trade Secrets used by any Acquired Corporation, constitute (A) all Proprietary Rights used or currently proposed to be used in the business of any of the Acquired Corporations as conducted prior to or on the date of this Agreement, or as proposed to be conducted by any of the Acquired Corporations, and (B) all Proprietary Rights necessary or appropriate to make, use, offer for sale, sell or import the Acquired Corporation Product(s).

(d) Except as set forth in Part 3.9(d) of the Company Disclosure Schedule, no Acquired Corporation has granted any third party any right to manufacture, reproduce, distribute, market or exploit any Acquired Corporation Product or any enhancements, modifications, or derivative works based on the Acquired Corporation Products or any portion thereof.  Part 3.9(d) lists all oral and written contracts, agreements, licenses and other arrangements relating to any Acquired Corporation Proprietary Rights or any Acquired Corporation Product, as follows:

(i) Part 3.9(d)(i) lists (A) any agreement granting any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute an Acquired Corporation Product, with or without the right to sublicense the same, on an exclusive basis; (B) any license of Proprietary Rights to or from any of the Acquired Corporations, with or without the right to sublicense the same, on an exclusive basis; (C) joint development agreements; (D) any agreement by which any of the Acquired Corporations grants any ownership right to any Acquired Corporation Proprietary Rights owned by any of the Acquired Corporations; (E) any agreement under which any of the Acquired Corporations undertakes any ongoing royalty or payment obligations in excess of $50,000 with respect to an Acquired Corporation Proprietary Right; (F) any agreement under which any Acquired Corporation grants an option relating to any Acquired Corporation Proprietary Right; (G) any agreement under which any party is granted any right to access Acquired Corporation Source Code or to use Acquired Corporation Source Code to create derivative works of Acquired Corporation Products; (H) any agreement pursuant to which any Acquired Corporation has deposited or is required to deposit with an escrow agent or any other Person any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby would reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code; and (I) any agreement or other arrangement limiting any Acquired Corporation’s ability to transact business in any market, field or geographic area or with any Person, or that restricts the use, transfer, delivery or licensing of Acquired Corporation Proprietary Rights (or any tangible embodiment thereof);

(ii) Part 3.9(d)(ii) lists all licenses, sublicenses and other agreements to which any Acquired Corporation is a party and pursuant to which any Acquired Corporation is authorized to use any Proprietary Rights owned by any Person, excluding standardized nonexclusive licenses for “off the shelf” or other software widely available through regular commercial distribution channels on standard terms and conditions and were obtained by any of the Acquired Corporations in the ordinary course of business, at a cost not exceeding $50,000 per license.  Except as set forth in Part 3.9(d)(ii), there are no royalties, fees or other amounts payable by any of the Acquired Corporations to any Person by reason of the ownership, use, sale or disposition of Acquired Corporation Proprietary Rights;

(iii) except as set forth in Part 3.9(d)(iii), none of the Acquired Corporations has entered into any written or oral contract, agreement, license or other arrangement to indemnify any other person against any charge of infringement of any Acquired Corporation Proprietary Rights, other than indemnification provisions contained in standard sales agreements to customers or end users arising in the ordinary course of business, the forms of which have been delivered to Parent or its counsel;

(iv) Part 3.9(d)(iv) lists each Acquired Corporation Product that contains any software that may be subject to an open source or general public license, such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License that (A) could require, or could condition the use or distribution of such Acquired Corporation Product on, the disclosure, licensing, or distribution of any source code for any portion of such Acquired Corporation Product, or (B) could otherwise impose any limitation, restriction, or condition on the right or ability of the Company or any of its Subsidiaries to use or distribute any Acquired Corporation Product, a description of such Acquired Corporation Product and such open source or general public license applicable to such Acquired Corporation Product.  None of the Acquired Corporation Products listed on Part 3.9(d)(iv) have utilized open source software in a manner which requires or could require public disclosure of any Acquired Corporation Source Code; and

(v) there are no outstanding obligations other than as disclosed in Part 3.9(d) to pay any amounts or provide other consideration to any other Person in connection with any Acquired Corporation Proprietary Rights (or any tangible embodiment thereof).

(e) No employee of any Acquired Corporation is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with such Acquired Corporation.  Except as set forth in Part 3.9(e):

(i) none of the Acquired Corporations jointly owns, licenses or claims any right, title or interest with any other Person of any Acquired Corporation Proprietary Rights.  No current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of any of the Acquired Corporations has any right, title or interest in, to or under any Acquired Corporation Proprietary Rights in which any of the Acquired Corporations has (or purports to have) any right, title or interest that has not been exclusively assigned, transferred or licensed to the Acquired Corporations;

(ii) no Person has asserted or threatened a claim, nor are there any facts which could give rise to a claim, which would adversely affect any Acquired Corporation’s ownership rights to, or rights under, any Acquired Corporation Proprietary Rights, or any contract, agreement, license or and other arrangement under which any of the Acquired Corporations claims any right, title or interest under any Acquired Corporation Proprietary Rights or restricts in any material respect the use, transfer, delivery or licensing by any Acquired Corporation of the Acquired Corporation Proprietary Rights or the Acquired Corporation Products;

(iii) none of the Acquired Corporations is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Acquired Corporation Proprietary Rights by any of the Acquired Corporations, the use, transfer or licensing of any Acquired Corporation Product by any of the Acquired Corporations, or which may affect the validity, use or enforceability of any Acquired Corporation Proprietary Rights; and

(iv) to the Company’s Knowledge, no Acquired Corporation Proprietary Rights have been infringed or misappropriated by any Person.  To the Company’s Knowledge, there is no unauthorized use, disclosure or misappropriation of any Acquired Corporation Proprietary Rights by any current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of any of the Acquired Corporations.

(f) Each person presently or previously employed by any Acquired Corporation (including independent contractors, if any) employed in a research and development or other technical position has executed a confidentiality and non-disclosure agreement, the form of which is attached to Part 3.9(f) of the Company Disclosure Schedule.  Such confidentiality and non-disclosure agreements constitute valid and binding obligations of such person, enforceable in accordance with their respective terms.  Except as set forth in Part 3.9(f):

(i) all Patents owned by any of the Acquired Corporations have been duly filed or registered (as applicable) with the applicable Governmental Body, and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate Governmental Body, and have not lapsed, expired or been abandoned;

(ii) (A) all Patents owned by any of the Acquired Corporations have been prosecuted in good faith and are in good standing, (B) there are no inventorship challenges to any such Patents, (C) no interference has been declared or provoked relating to any such Patents, (D) to the Company’s Knowledge, all Issued Patents owned by any of the Acquired Corporations are valid and enforceable, and (E) all maintenance and annual fees have been fully paid, and all fees paid during prosecution and after issuance of any patent have been paid in the correct entity status amounts, with respect to Issued Patents owned by any of the Acquired Corporations;

(iii) to the Company’s Knowledge, there is no material fact with respect to any Patent Application owned by any of the Acquired Corporations that would (A) preclude the issuance of an Issued Patent from such Patent Application, (B) render any Issued Patent issuing from such Patent Application invalid or unenforceable, or (C) cause the claims included in such Patent Application to be narrowed; and

(iv) no Person has asserted or threatened a claim, nor are there any facts which could give rise to a claim, that any Acquired Corporation Product (or any Acquired Corporation Proprietary Right embodied in any Acquired Corporation Product) infringes or misappropriates any third party Proprietary Rights.

(g) The Acquired Corporations have taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Trade Secrets in which any Acquired Corporation has any right, title or interest and otherwise to maintain and protect the full value of all such Trade Secrets.  Without limiting the generality of the foregoing, except as set forth in Part 3.9(g) of the Company Disclosure Schedule:

(i) all current and former employees any of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any Acquired Corporation Proprietary Rights material to the business of such Acquired Corporation have executed and delivered to the applicable Acquired Corporation an agreement that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent in which Proprietary Rights have been assigned to such Acquired Corporation;

(ii) all current and former consultants and independent contractors to any of Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any Acquired Corporation Proprietary Rights material to the business of such Acquired Corporation have executed and delivered to the applicable Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent in which Proprietary Rights have been assigned to such Acquired Corporation.  No current or former employee, officer, director, stockholder, consultant or independent contractor to any of the Acquired Corporations has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Rights; and

(iii) except as disclosed as required under Section 3.9(d)(i) above, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code.  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code.

(h) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person, including without limitation any Acquired Corporation Product, contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

(i) No Acquired Corporation is or has been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any Acquired Corporation to grant or offer to any other Person any license or right to any Acquired Corporation Proprietary Rights.

3.10 No Undisclosed Liabilities.  Except as set forth in Part 3.10 of the Company Disclosure Schedule, the Acquired Corporations have no liabilities or obligations of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Balance Sheet, or (b) current liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Balance Sheet that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

3.11 Taxes.

(a) Jurisdiction.  Part 3.11(a) of the Company Disclosure Schedule contains a true, correct and complete list of all jurisdictions (whether foreign or domestic) in which any of the Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation) does or is required to file Tax Returns.  No claim has ever been made by a Governmental Body in a jurisdiction where the Acquired Corporations do not file Tax Returns that any Acquired Corporation (or any consolidated, combined or unitary group including any Acquired Corporation) is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(b) Timely Filing of Tax Returns.  The Acquired Corporations have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a consolidated, combined or unitary group of corporations, pursuant to applicable Laws.  All Tax Returns filed by (or that include on a consolidated, combined or unitary basis) any of the Acquired Corporations were (and, as to Tax Returns not filed as of the date hereof, will be) in all respects true, complete and correct and filed on a timely basis.

(c) Payment of Taxes.  The Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation) have, within the time and in the manner prescribed by Law, paid (and until Closing will pay within the time and in the manner prescribed by Law) all Taxes that are due and payable (whether or not shown on any Tax Return), except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for payment thereof on the Company financial statements in accordance with GAAP.

(d) Withholding Taxes.  Each of the Acquired Corporations have complied (and until the Closing will comply) with all applicable Laws relating to the payment and withholding of Taxes (including, but not limited to, withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code, and similar provisions under any other Laws) and have, within the times and in the manner prescribed by Law, paid all such amounts required to be withheld to the proper Governmental Bodies.

(e) Audits.  Except as set forth in Part 3.11(e) of the Company Disclosure Schedule, no Tax Return of any of the Acquired Corporations (and no consolidated, combined, or unitary Tax Return including any Acquired Corporation) is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by any of the Acquired Corporations and, the Company has no Knowledge of any threatened audits, investigations or claims for or relating to Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes.  Except as set forth in Part 3.11(e) of the Company Disclosure Schedule, no issues relating to Taxes were raised in writing by the relevant Taxing Authority during any presently pending audit or examination, and no issues relating to Taxes were raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.  Part 3.11(e) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all examiner’s or auditor’s reports, notices of proposed adjustments or similar commissions received by any of the Acquired Corporations from any Taxing Authority.  The U.S. Federal Income Tax Returns of the Acquired Corporations consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years, or all years are otherwise closed, through the taxable year ended December 31, 2006.

(f) Tax Reserves.  The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Acquired Corporations are adequate (and until Closing will continue to be adequate) to pay all Taxes not yet due and payable (including Taxes which the Acquired Corporations are disputing in good faith) and have been determined in accordance with GAAP.  No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of the Acquired Corporations for federal income tax purposes.  Except as disclosed in Part 3.11(f) of the Company Disclosure Schedule, there exists no proposed assessment of Taxes against any of the Acquired Corporations.

(g) Tax Liens.  No Encumbrance for Taxes exists with respect to any assets or properties of any of the Acquired Corporations, nor will any such Encumbrance exist at Closing except for statutory liens for Taxes not yet due.

(h) Tax Sharing Agreements.  Part 3.11(h) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority) to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound.  No such agreements shall be modified or terminated prior to Closing without the consent of Parent.

(i) Extensions of Time for Filing Tax Returns.  None of the Acquired Corporations has requested, either separately or as a member of a consolidated, combined or unitary group of corporations, any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(j) Waiver of Statutes of Limitations.  None of the Acquired Corporations (nor any consolidated, combined or unitary group including any Acquired Corporation) has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(k) Powers of Attorney.  No power of attorney currently in force has been granted by any of the Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation) concerning any Taxes or Tax Return.

(l) Tax Rulings.  None of the Acquired Corporations has received or been the subject of a Tax Ruling or a request for a Tax Ruling.  None of the Acquired Corporations (nor any consolidated, combined or unitary group including any Acquired Corporation) has entered into a Closing Agreement with any Governmental Body that would have a continuing effect after the Closing Date.

(m) Availability of Tax Returns.  Part 3.11(m) of the Company Disclosure Schedule lists, and the Company has made available to Parent complete and accurate copies of, all Tax Returns and any amendments thereto, filed by or on behalf of, or which include, any of the Acquired Corporations, for all taxable periods beginning after December 31, 2006 and ending on or prior to the Closing Date.

(n) Opinions of Counsel.  Part 3.11(n) of the Company Disclosure Schedule lists, and the Company has provided to Parent true and complete copies of, all memoranda and opinions of counsel, whether inside or outside counsel, and all memoranda and opinions of accountants or other tax advisors, which pertain to any of the Acquired Corporations with respect to Taxes.

(o) Section 481 Adjustments.  None of the Acquired Corporations is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by any of the Acquired Corporations (or any consolidated, combined or unitary group including any Acquired Corporation), and the Internal Revenue Service has not proposed any such change in accounting method.

(p) Net Operating Loss Carryovers.  Part 3.11(p) of the Company Disclosure Schedule sets forth, as of January 1, 2010, the amount of each Acquired Corporation’s federal, state and local net operating losses, on a consolidated basis.

(q) Tax Credit Carryovers.  Part 3.11(q) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of each Acquired Corporation’s tax credit carryover, the nature of those tax credits and the years in which they arose.

(r) Section 338 Election.  No election under Section 338 has been made by or with respect to any of the Acquired Corporations or any of their respective assets or properties.

(s) Intercompany Transactions.  None of the Acquired Corporations has engaged in any transactions with affiliates which would require the recognition of income by any of the Acquired Corporations with respect to such transaction for any period ending on or after the Closing Date.  Each transaction between any Acquired Corporation and its affiliates complies with any applicable transfer pricing Laws in all material respects.

(t) Real Property Transfer Tax.  Except as set forth in Part 3.11(t) of the Company Disclosure Schedule, none of the Acquired Corporations owns any interest in real estate as a result of which ownership the Merger or any related transaction contemplated by this Agreement would be subject to any realty transfer Tax or similar Tax.

(u) Transfer Taxes.  The Company shall pay all transfer Taxes and other similar Taxes imposed due to the Merger or any other transactions contemplated by this Agreement.

(v) Section 162(m).  The disallowance of a deduction under Section 162(m) of the Code (or similar provisions under any other Laws) for employee remuneration will not apply to any amount paid or payable by any of the Acquired Corporations under any Acquired Corporation Contract, Benefit Plan, program, arrangement or understanding currently in effect.

(w) Section 409A.  None of the Acquired Corporations is party to any agreement, contract or arrangement that could result in the imposition of additional taxes to any of its current or former service providers under Section 409A of the Code (or similar provisions under any other Laws).

(x) Section 280(G).  None of the Acquired Corporations is a party to any agreement, contract or arrangement that could result separately or in the aggregate, in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code (or similar provisions under any other Laws).

(y) Section 355 Representation.  None of the Acquired Corporations has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (or similar provisions under any other Laws) (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code or similar provisions under any other Laws) in connection with the Merger.

3.12 Employees and Employee Benefits.

(a) Except as required under this Agreement, since December 31, 2009, there has not been (i) any adoption or material amendment of any Company Employee Plan, or (ii) any adoption of, or amendment to, or change in employee participation or coverage under, any Company Employee Plan that would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 2009.  Except as expressly contemplated hereby, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Acquired Corporations and all Company Employee Plans permit assumption by Parent upon consummation of the Contemplated Transactions without the consent of any participant.

(b) No consent or approval of any participant in any Company Employee Plan is required to effect the Contemplated Transactions.

(c) For purposes of this Agreement, the following definitions apply:  “Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412, 430 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign Laws or regulations and “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(d) Part 3.12(d) of the Company Disclosure Schedule contains a true, correct and complete list of each written or oral Company Employee Plan.

(e) With respect to each Company Employee Plan, the Company has delivered to Parent a true, correct and complete copy of:  (i) each writing constituting a part of such Company Employee Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, and SAS 112 letters; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) the most recent determination letter from the IRS, if any; (vii) all material written contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; and (viii) all minutes, if any, from all fiduciary and administrative committee meetings, if any, during the past three years for all Company Employee Plans that are employee pension benefit plans within the meaning of ERISA Section 2.  Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Company Employee Plan or any new Company Employee Plan that have been adopted or approved nor has the Company undertaken to make any such amendments or adopt or approve any new Company Employee Plan.

(f) Part 3.12(f) of the Company Disclosure Schedule identifies each Company Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Plans”).  The Internal Revenue Service has issued a favorable determination letter (or such Plan is relying on a volume submitter (or the like) qualification letter) with respect to each Qualified Plan that has not been revoked, and, to the Company’s Knowledge, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.  No Company Employee Plan is intended to meet the requirements of Code Section 501(c)(9).

(g) All contributions required to be made to any Company Employee Plan by applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements contained in the Company SEC Reports.

(h) Each Company Employee Plan has been maintained and administered in substantial compliance with its terms and in all material respects with the applicable requirements of ERISA, the Code and any other applicable Laws.  There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Company Employee Plan or the imposition of any Encumbrance on the assets of the Company under ERISA or the Code.  No prohibited transaction has occurred with respect to any Company Employee Plan.  None of the Acquired Corporations, nor to the Company’s Knowledge, any other Person have engaged in any transaction with respect to any Company Employee Plan that could be reasonably likely to subject any of the Acquired Corporations to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law.  No events have occurred with respect to any Company Employee Plan that could result in payment or assessment by or against the Company of any excise taxes under the Code, including Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000.  Any Company Employee Plan terminated prior to the Closing Date was in compliance with all applicable qualification requirements at the time of termination, all applicable Laws were satisfied with respect to such termination, all participants in such plans were provided with adequate advance notice of such termination (if required by applicable Law) and, in the case of any terminated plan intended to be qualified under Section 401(a) of the Code, the Company filed a request for a final determination letter and received a favorable determination with respect to the qualification of such plan at termination, and a copy of each such determination has been provided to the Parent.

(i) There are no pending or, to the Knowledge of the any of the Acquired Corporations, threatened actions, claims, suits, proceedings, investigations or reviews against or of the Company Employee Plans or the assets of any of the trusts under any of the foregoing plans or the sponsor, administrator or fiduciary of any of the Company Employee Plans (other than routine benefit claims), nor do the Acquired Corporations have any Knowledge of facts that could form the basis for any such actions, claims, suits, proceedings, investigations or reviews that would reasonably be expected to result in a material liability.

(j) No Company Employee Plan is or has in the past six years been subject to Title IV or Section 302 of ERISA or Section 412, 430, or 4971 of the Code.  All liabilities in connection with the termination of any Company Employee Plan that was sponsored, maintained or contributed to by any Acquired Corporation, or with respect to which any of them had any liability, at any time within the past three years have been fully satisfied.

(k) Except as set forth on Part 3.12(k) of the Company Disclosure Schedule, no Company Employee Plan is a “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(l) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any Acquired Corporation following the Closing.  Without limiting the generality of the foregoing, neither any Acquired Corporation nor any ERISA Affiliate of any Acquired Corporation has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.  Part 3.12(l) of the Company Disclosure Schedule lists each ERISA Affiliate of any Acquired Corporation since January 1, 2003.

(m) Except as set forth in Part 3.12(m) of the Company Disclosure Schedule and except as otherwise specifically so contemplated in this Agreement, with respect to each current or former employee or independent contractor of any of the Acquired Corporations, the consummation of the Contemplated Transactions will not, either alone or together with any other event  (i) entitle any such person to severance pay, bonus amounts, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such person, (iii) accelerate the vesting of any compensation or benefits of any such person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement) or (iv) trigger any other material obligation to any such person.  Part 3.12(m) of the Company Disclosure Schedule lists (i) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Acquired Corporations as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer), true and complete copies of which have been provided to Parent prior to the date of this Agreement and (ii) the maximum aggregate amounts so payable to each such individual as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer).

(n) No Acquired Corporation has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to any Acquired Corporation.  With respect to each Company Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims under such Company Employee Plan are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”) pursuant to which the HMO bears the liability for claims or (iii) reflected as a liability or accrued for on the financial statements.

(o) All stock options or share appreciation rights granted by any of the Acquired Corporations were granted using an exercise price or a base price, as the case may be, of not less than the fair market value of the underlying shares in accordance with applicable guidance under Section 409A of the Code on the date of grant, and are not otherwise subject to the requirements of Section 409A of the Code.  None of the Acquired Corporations is subject to any agreement or contract that would require it to “gross up” or otherwise compensate any current or former employee, officer, director, or other service provider because of the imposition of any income, excise, or other tax on a payment or benefit provided to such person.

(p) No Company Employee Plan is subject to Laws other than those of the United States and/or the States thereof.

(q) Part 3.12(q) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances in excess of $20,000 made by any of the Acquired Corporations to any employee, director, consultant or independent contract, other than routine travel and expense advances made to employees in the ordinary course of business.  None of the Acquired Corporations have, since January 1, 2007, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of and Acquired Corporation.  Part 3.12(q) of the Company Disclosure Schedule identifies any extension of credit maintained by the Acquired Corporations to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

(r)  As soon as practicable after the date hereof, the Company’s board of directors or the appropriate committee thereof shall take all necessary action (including adopting resolutions or Company Equity Plan amendments, and providing any required notice to any holder of Company Stock Options) to effect the requirements, terms and conditions of Section 5.9(a).

3.13 Compliance with Laws; Governmental Authorizations.  The Acquired Corporations are, and at all times have been, in material compliance with each Law that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets; no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (a) may constitute or result in a material violation by any of the Acquired Corporations of, or a substantial failure on the part of any of the Acquired Corporations to comply with, any Law, or (b) may give rise to any obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature; and none of the Acquired Corporations has received, at any time since January 1, 2006, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (ii) any actual, alleged, possible, or potential obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.  Part 3.13 of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all reports made by any attorney to the Company’s chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205, and all responses thereto.

3.14 Environmental Matters.  Each of the Acquired Corporations is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or subject to any material liability under, any Environmental Law.  None of the Acquired Corporations has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened Order, notice, or other communication from (a) any Governmental Body or private citizen acting in the public interest, or (b) the current or prior owner or operator of any Facilities, of any actual or potential material violation of or failure to comply with any Environmental Law, or of any actual or threatened material obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any of the Acquired Corporations has or has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any of the Acquired Corporations or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

3.15 Legal Proceedings.

(a) Except as set forth in Part 3.15 of the Company Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against any of the Acquired Corporations or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the Acquired Corporations, except for such Legal Proceedings as are normally incident to the business carried on by the Acquired Corporations and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations, (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, or (iii) against any director or officer of any of the Acquired Corporations pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

(b) To the Company’s Knowledge, (i) no Legal Proceeding that if pending would be required to be disclosed under the preceding paragraph has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

3.16 Absence of Certain Changes and Events.  Except as set forth in Part 3.16 of the Company Disclosure Schedule, since June 30, 2010, the Acquired Corporations have conducted their businesses only in the ordinary course of business, consistent with past practices and there has not been any Material Adverse Effect on the Acquired Corporations, and no event has occurred or circumstance exists that may result in a Material Adverse Effect on the Acquired Corporations, including any action or event described in Section 5.2(a)(b)(c) or (e) or any of the following:

(a) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

(b) (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of any Acquired Corporation, or (ii) any repurchase, redemption or other acquisition by any Acquired Corporation of any shares of capital stock or other securities;

(c) any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of any Acquired Corporation (except for Company Common Stock issued upon the valid exercise of outstanding Company Stock Options or the valid settlement of outstanding Company Restricted Stock Units), (ii) any option, warrant or right to acquire any capital stock or any other security of any Acquired Corporation (except for Company Stock Options described in Section 3.3), or (iii) any instrument convertible into or exchangeable for any capital stock or other security of any Acquired Corporation;

(d) any amendment or waiver of any of the rights of any Acquired Corporation under, or acceleration of vesting under, (i) any provision of any of the Company’s stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Stock Option or Company Restricted Stock Unit, or (iii) any restricted stock purchase agreement;

(e) any amendment to any Organizational Document of any of the Acquired Corporations, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any Acquired Corporation;

(f) any receipt by the Acquired Corporations of any Acquisition Proposal;

(g) any creation of any Subsidiary of an Acquired Corporation or acquisition by any Acquired Corporation of any equity interest or other interest in any other Person;

(h) any capital expenditure by any Acquired Corporation which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of the Balance Sheet, exceeds $25,000 in the aggregate;

(i) except in the ordinary course of business and consistent with past practice, any action by any Acquired Corporation to (i) enter into or suffer any of the assets owned or used by it to become bound by any Material Contract, or (ii) amend or terminate, or waive any material right or remedy under any Material Contract;

(j) any (i) acquisition, lease or license by any Acquired Corporation of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by any Acquired Corporation of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by any Acquired Corporation of any right, except for rights or other assets acquired, leased, licensed, sold or disposed of in the ordinary course of business and consistent with past practices;

(k) any write-off as uncollectible of, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness of an Acquired Corporation;

(l) any pledge of any assets of or sufferance of any of the assets of an Acquired Corporation to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(m) any (i) loan by an Acquired Corporation to any Person or (ii) incurrence or guarantee by an Acquired Corporation of any indebtedness for borrowed money;

(n) any (i) adoption, establishment, entry into or amendment by an Acquired Corporation of any Company Employee Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of any Acquired Corporation;

(o) any change of the methods of accounting or accounting practices of any Acquired Corporation in any material respect;

(p) any material Tax election by, or pertaining to, any Acquired Corporation;

(q) any commencement or settlement of any Legal Proceeding by any Acquired Corporation; or

(r) any agreement or commitment to take any of the actions referred to in clauses (b) through (q) above.

3.17 Contracts; No Defaults.

(a) Part 3.17(a) of the Company Disclosure Schedule lists, and, except to the extent filed in full without redaction as an exhibit to a Filed Company SEC Report, the Company has delivered to Parent copies of, each Acquired Corporation Contract and other instrument or document (including any amendment to any of the following):

(i) described in paragraphs (b)(3), (b)(4), (b)(9) or (b)(10) of Item 601 of Regulation S-K of the SEC;

(ii) with any director, officer or affiliate of any Acquired Corporation;

(iii) evidencing, governing or relating to indebtedness for borrowed money;

(iv) not entered into in the ordinary course of business that involves expenditures or receipts in excess of $25,000;

(v) that in any way purports to restrict the business activity of any Acquired Corporation or any of their affiliates, or to limit the freedom of any Acquired Corporation or any of their affiliates to engage in any line of business or to compete with any Person or in any geographic area or to hire or retain any Person;

(vi) relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $10,000 to any current or former employee or director;

(vii) (A) relating to the acquisition, transfer, development, sharing or licensing of any Proprietary Rights (except for any Contract pursuant to which (1) any Proprietary Right is licensed to any of the Acquired Corporations under any third-party software license generally available to the public, or (2) any Proprietary Right is licensed by any of the Acquired Corporations to any Person on a nonexclusive basis); or (B) of the type referred to in Section 3.9(e);

(viii) providing for indemnification of any officer, director, employee or agent;

(ix) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities, except for Contracts evidencing Company Stock Options;

(x) incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end user licenses previously delivered by the Company to Parent;

(xi) relating to any currency hedging;

(xii) (A) imposing any confidentiality obligation on any of the Acquired Corporations or any other Person, or (B) containing “standstill” or similar provisions;

(xiii) except in the ordinary course of business and consistent with past practices (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

(xiv) requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(xv) contemplating or involving the payment or delivery of cash or other consideration in an amount or having a value in excess of $1 million in the aggregate, or contemplating or involving the performance of services having a value in excess of $500,000 in the aggregate;

(xvi) that would reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the Acquired Corporations or on any of the transactions contemplated by this Agreement; and

(xvii) any other Contract, if a breach of such Contract would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

Each of the foregoing is a “Material Contract.”

(b) Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

(c) Except as set forth in Part 3.17(c) of the Company Disclosure Schedule:  (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Company’s Knowledge, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since January 1, 2010, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

3.18 Sale of Products; Performance of Services.

(a) Except as set forth in Part 3.18(a) of the Company Disclosure Schedule, each product, system, program, Proprietary Right or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person:  (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Laws; and (ii) to any Acquired Corporation’s Knowledge, was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Proprietary Right or other asset (or the operation or performance thereof).

(b) All installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Laws.

(c) Except as set forth in Part 3.18(c) of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Right or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations, except in each such case for claims that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

3.19 Insurance.  The Acquired Corporations are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition.  All such policies are in full force and effect, all premiums due thereon have been paid and the Acquired Corporations have complied with the provisions of such policies.  The Acquired Corporations have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Acquired Corporations under or in connection with any of their extant insurance policies.  The Acquired Corporations have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering any of the Acquired Corporations that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by any of the Acquired Corporations, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

3.20 Labor Matters.  Except as disclosed in the Filed Company SEC Reports, (a) none of the Acquired Corporations has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization, and there has not been any activity or proceeding of any labor organization or employee group to organize any such employees; (b) to the Company’s Knowledge, none of the Acquired Corporations is the subject of any Legal Proceeding asserting that any of the Acquired Corporations has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (c) there is no strike, work stoppage or other labor dispute involving any of the Acquired Corporations pending or, to the Company’s Knowledge, threatened; (d) to the Company’s Knowledge, no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against any of the Acquired Corporations; (e) to the Company’s Knowledge, no grievance is pending or threatened against any of the Acquired Corporations; and (f) none of the Acquired Corporations is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices.  No labor organization or group of employees of the Acquired Corporations has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.  Each of the Acquired Corporations has complied with the Worker Adjustment and Retraining Notification Act  and any similar state Law, such as California Labor Code Section 1400, et seq (collectively, the “WARN Act “) and during the 5 years preceding and including the Closing Date none of the Acquired Corporations has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the any of the Acquired Corporations; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of the WARN Act.  Each of the Acquired Corporations has been and is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including, without limitation, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers compensation and unemployment insurance.  None of the current or former independent contractors of the Acquired Corporations was improperly classified as a non-employee and no current or former employees classified as “exempt” from overtime requirements were improperly classified as exempt.  None of the Acquired Corporations engage any individual to perform services pursuant to an employee leasing or similar agreement with any outside agency.  None of the employees of the Acquired Corporations is or has been employed outside of the United States by or on behalf of any of the Acquired Corporations.  Part 3.20 of the Company Disclosure Schedule lists each Employment Loss with annual compensation in excess of $50,000, occurring during the preceding 90 days (and will be updated by the Company to reflect such Employment Losses occurring during the 90 days preceding the Closing Date) and sets forth the name of each Person suffering such an employment loss and the location at which he or she worked.

3.21 Business Relationships.  The relationships of the Acquired Corporations with their customers, distributors, licensors, designers and suppliers are satisfactory in all material respects.

3.22 Interests of Officers and Directors.  None of the officers or directors of any of the Acquired Corporations or any of their respective affiliates (other than the Acquired Corporations), or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Corporations, or in any supplier, distributor or customer of the Acquired Corporations, or any other relationship, contract, agreement, arrangement or understanding with the Acquired Corporations, except as disclosed in the Filed Company SEC Reports and except for the normal rights of a stockholder and rights under the Company Employee Plans, Company Equity Plans, Company Stock Options and the Company Restricted Stock Units.  Each officer, director and stockholder beneficially owning 5% or more of the Company’s Common Stock is set forth in Part 3.22 of the Company Disclosure Schedule.

3.23 Anti-Takeover Law.  The respective boards of directors of the Acquired Corporations have taken all action necessary or required to (i) render inapplicable to this Agreement and the consummation of the Merger and the other Contemplated Transactions the restrictions contained in (a) any state takeover Law that may purport to be applicable to this Agreement and the consummation of the Merger and the other Contemplated Transactions, including, but not limited to, Section 203 of the DGCL, (b) any takeover provision in the Organizational Documents and (c) any takeover provision in any Acquired Corporation Contract and (ii) approve the Voting Agreements under Section 203 of the DGCL prior to execution.

3.24 Opinion of Financial Advisor.  The Company’s board of directors has received the opinion of Imperial Capital, LLC (the “Company Financial Advisor”) (a copy of whose engagement letter has been provided to Parent) dated October 4, 2010, to the effect that, as of such date, the consideration to be received by the holders of the Shares in the proposed Merger is fair to the Company’s stockholders from a financial point of view.  A copy of that opinion has been delivered to Parent.  The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety and a discussion of the Company Financial Advisor’s analysis in preparing such opinion in the Proxy Statement.

3.25 Brokers; Fees and Expenses.  No broker, finder, investment banker or other Person (other than the Company Financial Advisor) is entitled to any brokerage, finder’s other similar fee or commission in connection with the Merger and the other Contemplated Transactions based upon arrangements made by or on behalf of any Acquired Corporation.  The Company has heretofore furnished to Parent copies of all Acquired Corporation Contracts between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Contemplated Transactions.  The fees and expenses of any broker, finder, or investment banker retained by the Company in connection with the Merger and the other Contemplated Transactions incurred or to be incurred by the Company in connection with the Merger and the other Contemplated Transactions will not be inconsistent with the fees and expenses set forth in Part 3.25 of the Company Disclosure Schedule.

3.26 Proxy Statement.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, on the date of mailing to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.  If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub expressly for the purpose of inclusion or incorporation by reference in the Proxy Statement.

3.27 No Discussions.  As of the date of this Agreement, none of the Acquired Corporations, their respective boards of directors, or any of its or their respective Affiliates or Representatives, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.  None of the Acquired Corporations has terminated or waived any rights under any confidentiality, “standstill” non-solicitation or similar agreement with any third party to which any of the Acquired Corporations is or was a party or under which any of the Acquired Corporations has or had any rights.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

4.1 Organization and Good Standing.  Parent and each of its Subsidiaries are corporations duly organized, validly existing, and in good standing under the Laws of their respective jurisdictions of incorporation, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which Parent or any of its Subsidiaries is party or by which Parent or any of its Subsidiaries or any of their respective assets are bound.  Parent and each of its Subsidiaries are duly qualified to do business as foreign corporations and are in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

4.2 Authority; No Conflict.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions.  The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing of a Certificate of Merger as required by the DGCL and the adoption of this Agreement by Parent as sole stockholder of Merger Sub which shall occur immediately after the execution and delivery of this Agreement).  This Agreement has been duly and validly executed and delivered by Parent, and assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(b) Except for violations and defaults that would not materially and adversely affect Parent’s or Merger Sub’s ability to consummate any of the transactions contemplated by this Agreement,  neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both) (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Parent or any of its Subsidiaries, or (B) any resolution adopted by the board of directors or the stockholders of Parent or any of its Subsidiaries; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries, or that otherwise relates to the business of, or any of the assets owned or used by, Parent or any of its Subsidiaries; (iv) cause Parent or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by Parent or any of its Subsidiaries to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Parent or any of its Subsidiaries is party or by which Parent or any of its Subsidiaries or any of their respective assets are bound; (vii) require a Consent from any Person; or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Parent or any of its Subsidiaries, except, in the case of clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not reasonably be expected to, individually or in the aggregate, adversely affect Parent and its Subsidiaries, taken as a whole, in any material respect.

(c) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Parent will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, and (B) filing of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

4.3 SEC Reports.  Parent has filed on a timely basis all forms, reports, exhibits, statements and documents required to be filed by it with the SEC since January 1, 2008 (“Parent SEC Reports”).  Each of the Parent SEC Reports (i) as of the date of the filing of such report, complied with the requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, SOX, including in each case, the rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.4 Financial Statements.  Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Parent SEC Reports complied with the rules and regulations of the SEC (including Regulation S-X) as of the date of the filing of such reports, was prepared in accordance with GAAP, and fairly presented the financial condition and the results of operations, changes in stockholders’ equity and cash flow of Parent at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X (that, in the case of interim financial statements included in the Parent SEC Reports since Parent’s most recent Annual Report on Form 10-K, would not differ materially from the notes to the financial statements included in such Annual Report) (the consolidated balance sheet included in such Annual Report, the “Parent Balance Sheet”), and (ii) normal and recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to Parent).

4.5 Legal Proceedings.

(a) Except as set forth in Part 4.5 of the Parent Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against Parent or any Subsidiary of Parent, and (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

(b) To Parent’s Knowledge, (i) no Legal Proceeding that if pending would be required to be disclosed under the preceding paragraph has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Legal Proceeding.

4.6 Proxy Statement. None of the information supplied by Parent, Merger Sub or their officers, directors, representatives, agents or employees for inclusion or incorporation by reference in the Proxy Statement will, on the date the Proxy Statement is first sent to the Company’s stockholders, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.7 Funds.  Parent has, and upon the Effective Time, Parent and Merger Sub will have sufficient funds to cause the Surviving Corporation to consummate the Merger, to make the payments contemplated by this Agreement and to pay all fees and expenses in connection therewith.

4.8 Ownership and Activities of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Encumbrance.

4.9 Ownership of Company Common Stock.  None of Parent or Merger Sub or any of their affiliates owns (directly or indirectly, beneficially or of record) any Company Common Stock or holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

4.10 No Additional Representations.  Each of Parent and Merger Sub acknowledges and agrees that except as expressly set forth in Section 3 of this Agreement, neither the Company nor any of its Subsidiaries nor any of their respective representatives has made any representation or warranty, express or implied, to Parent, Merger Sub or any of their respective representatives in connection with this Agreement, the Merger or any of the other transactions contemplated hereby. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any of its Subsidiaries nor any of their respective representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries made available to Parent, Merger Sub and their representatives, except as expressly set forth in Section 3 of this Agreement, and neither the Company nor any other Person shall be subject to any liability to Parent or any other Person resulting from the Company’s having made available to Parent, Merger Sub or their representatives such information, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, neither the Company nor any of its Subsidiaries nor any of their respective representatives makes any representation or warranty to Parent, Merger Sub or their representatives with respect to any financial projection or forecast relating to the Company or any of its Subsidiaries.

SECTION 5

CERTAIN PRE-CLOSING COVENANTS

5.1 Access and Investigation.

(a) During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), subject to (i) applicable Antitrust Laws relating to the exchange of information, (ii) applicable Laws protecting the privacy of employees and personnel files, (iii) applicable undertakings given by the Company to others requiring confidential treatment of documents, and (iv) appropriate limitations on the disclosure of other information to maintain attorney-client privilege, the Company shall, and shall cause the Acquired Corporation’s Representatives, (1) to provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents, and with such additional financial, operating and other data and information regarding the Acquired Corporations and (2) to cause its officers to confer regularly with Parent concerning the status of the Company’s business, in each case as Parent may reasonably request.  Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with, or afford Parent the right to make, copies of (A) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company’s senior management, including copies of the unaudited monthly consolidated financial statements; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and (D) any material notice of alleged violations or legal non-compliance received by any of the Acquired Corporations from any Governmental Body.

5.2 Pre-Closing Operations; Notification Obligations.

(a) During the Pre-Closing Period the Company shall:

(i) ensure that each of the Acquired Corporations (A) conducts its business and operations in the ordinary course of business consistent with past practices and (B) complies with all applicable Laws and all Material Contracts (which for the purpose of this Section 5.2 shall include any Contract that would be a Material Contract if existing on the date of this Agreement);

(ii) use commercially reasonable efforts so that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations;

(iii) use commercially reasonable efforts to keep in full force all insurance policies referred to in Section 3.19;

(b) During the Pre-Closing Period (except with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit any of the other Acquired Corporations to:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its Parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of any Acquired Corporation or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Stock Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock) or (D) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of any Acquired Corporation;

(ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such shares, interests or securities or any stock appreciation rights, phantom stock awards or other rights, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options in accordance with their present terms and shares reserved for issuance noted in Section 3.3(a);

(iii) amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents) or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

(iv) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability Company, joint venture, association or other entity or division thereof;

(v) acquire any material assets or a license therefor other than in the ordinary course of business consistent with past practices or incur any capital expenditures, or any obligations or liabilities in connection therewith, except pursuant to existing Contracts or that, in the aggregate, would not exceed $75,000 during any fiscal quarter;

(vi) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or change, terminate or fail to exercise any right to renew any lease or sublease of real property;

(vii) sell, grant a license in, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its material properties or assets other than the sale of inventory and the granting of licenses in the ordinary course of business consistent with past practices;

(viii) other than contract bonding requirements in the ordinary course of business consistent with past practices, repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Corporation, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company and except for customary travel advances to employees;

(x) (a) pay, discharge, settle or satisfy any material claims (including claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practices or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practices, (b) waive, release, grant or transfer any right of material value under a Material Contract other than in the ordinary course of business consistent with past practices or (c) commence any Legal Proceeding;

(xi) enter into any Material Contract (a) except in the ordinary course of business consistent with past practices, (b) if consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of any Acquired Corporation or Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract; (c) containing any restriction on the ability of any Acquired Corporation to assign all or any portion of its rights, interests or obligations there under, unless such restriction expressly excludes any assignment to Parent and its Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement; or (d) of the type described in Section 3.17(a);

(xii) change or terminate any Contract to which any Acquired Corporation is a party, or waive, release or assign any rights or claims there under, in each case in a manner materially adverse to the Acquired Corporations, taken as a whole;

(xiii) except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of any Acquired Corporation or cause more than 20 Employment Losses to occur at any single site of employment;

(xiv) hire any new employee at the level of manager or above or with an annual base salary in excess of $100,000, promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any independent contractor whose engagement may not be terminated by the Company on 30 days’ notice or less;

(xv) increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of any Acquired Corporation, except for increases in the ordinary course of business consistent with past practices in base compensation for any employee, officer, director or independent contractor that were communicated to such employee, officer, director or independent contractor prior to the date hereof;

(xvi) except as required to comply with applicable Law or any Contract or Company Employee Plan in effect on the date of this Agreement, (A) pay to any employee, officer, director or independent contractor of any Acquired Corporation any benefit not provided for under any Contract or Company Employee Plan in effect on the date of this Agreement, (B) grant any awards under any Company Employee Plan (including the grant of Company Stock Options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract or Company Employee Plan or awards made there under), (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Company Employee Plan, (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract or Company Employee Plan, (E) adopt, enter into or amend any Company Employee Plan other than offer letters entered into with new employees in the ordinary course of business consistent with past practices that provide, except as required by applicable Law, for “at will employment” with no severance benefits or (F) make any material determination under any Company Employee Plan that is not in the ordinary course of business consistent with past practices;

(xvii) (A) fail to accrue a reserve in its books and records and financial statements in accordance with past practice for Taxes payable by, or with respect to, the Acquired Corporations, (B) settle or compromise any Legal Proceeding relating to any material Tax or (C) make or revoke any material Tax election;

(xviii) except as required by GAAP or applicable Law, change its fiscal year, revalue any of its material assets or make any changes in financial or Tax accounting methods, principles or practices;

(xix) take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

(xx) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practices) to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practices) to be made in subsequent fiscal quarters or (C) any practice which would have the effect of postponing to subsequent fiscal quarters expenses by any Acquired Corporation that would otherwise be expected (based on past practices) to be accrued in prior fiscal quarters (including the current fiscal quarter);

(xxi) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, in any material respect;

(xxii) permit, or take any action or fail to take any action that could result in or increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source Code or (B) a release from any escrow of any Acquired Corporation Source Code that has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; and

(xxiii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

(iii) any material breach of any covenant of the Company;

(iv) any material Legal Proceeding pending against or with respect to the Acquired Corporations in respect of any Tax matter;

(v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and

(vi) (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 5.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

(d) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

(i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

(iii) any material breach of any covenant of Parent;

(iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on Parent; and

(v) (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Parent or the transactions contemplated by this Agreement.

No notification given to the Company pursuant to this Section 5.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

(e) During the Pre-Closing Period and at least one Business Day prior to the Closing the Company shall take or cause to be taken all required action (including adopting appropriate resolutions of the board of directors and plan amendments) to terminate the benefit plans set forth on Schedule 5.2(e) of the Company Disclosure Schedule in a manner reasonably acceptable to Parent.

5.3 Solicitation of Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. Eastern Time on the 40th calendar day after the date of this Agreement (the “No-Shop Period Start Date”), the Acquired Corporations and their respective Representatives shall have the right to:  (i) initiate, solicit, facilitate, induce and encourage any inquiry or the making, submission or announcement of any proposals or offers that constitute Acquisition Proposals, including by way of providing access to nonpublic information to any Person pursuant to confidentiality agreements on terms with respect to confidentiality not more favorable to such Person than those contained in the Confidentiality Agreement, dated as of April 28, 2010, between the Company and Parent (the “Confidentiality Agreement”); provided, however, that the Company shall promptly (and in any event within 24 hours thereafter) make available to Parent and Merger Sub any nonpublic information concerning the Acquired Corporations that the Company provides to any Person given such access that was not previously made available to Parent or Merger Sub, and (ii) engage or enter into, continue or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals.

(b) Except as expressly permitted by this Section 5.3, from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 7.1, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to (except that the Company may take actions described in clauses (ii) and (iii) in connection with the continuation of discussions with any Person who shall have submitted an Acquisition Proposal prior to the No-Shop Period Start Date), (i) solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any Acquisition Agreement; provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 5.3(b) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Proposal or an Acquisition Proposal that is reasonably likely to result in a Superior Proposal if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have knowingly and intentionally violated, in any material respect, any of the restrictions set forth in this Section 5.3, (2) the Company Board concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Law, (3) at least 24 hours prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) at least 24 hours prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished or made available by the Company to Parent).  Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 5.3 by the Company.

(c) From the date of this Agreement and until the No-Shop Period Start Date, the Company shall advise Parent orally and in writing of the receipt by the Company of any written Acquisition Proposal, or a material modification to such written Acquisition Proposal, no later than two Business Days after the receipt of such written Acquisition Proposal or material modification thereto and shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.  From and after the No-Shop Period Start Date, the Company shall promptly (and in no event later than two Business Days after receipt of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal) advise Parent orally and in writing of any Acquisition Proposal or any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, or indication of interest, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period.  From and after the No-Shop Period Start Date, the Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal, inquiry or indication of interest and any modification or proposed modification thereto.

(d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which any of the Acquired Corporations is a party, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent.  The Company also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return or destroy all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations and will use its commercially reasonable efforts to enforce or cause to be enforced any obligation to do so.

(e) Except as expressly provided by Section 5.3(f), at any time after the date hereof (whether before or after the No-Shop Period Start Date), neither the Company Board nor any committee thereof shall:  (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Board Recommendation, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) after the public announcement of the submission of an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within 10 Business Days after Parent so requests in writing, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 Business Days after the commencement of such Acquisition Proposal on a Schedule TO or (E) fail to include the Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Recommendation Change”); or (ii) cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement.

(f) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Required Company Stockholder Vote, the Company may effect a Recommendation Change if:

(i) the Company Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and the failure to take such action would reasonably be expected to be a breach of its fiduciary duties, provided that (A) the Company has not knowingly and intentionally violated, in any material respect, the terms of Section 5.3, (B) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal) and, no later than the time of such notice, provided Parent a copy of the relevant proposed transaction agreement and other material documents with the party making such Superior Proposal, (C) if requested by Parent, the Company shall have negotiated in good faith with Parent during such three (3) Business Day notice period (so long as Parent and its Representatives are negotiating in good faith) to enable Parent to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (D) the Company Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel) any changes to this Agreement proposed by Parent in a written offer capable of acceptance and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect, and (E) in the event of any material change to the financial or other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice and copies of the relevant proposed transaction agreement and other material documents and the three (3) Business Day notice period shall have recommenced; or

(ii) a material fact, event, change, development or set of circumstances that was not known by the Company Board as of or at any time prior to the date of this Agreement (other than, and not relating in any way to, an Acquisition Proposal, it being understood and hereby agreed that the Company Board may only effect a Recommendation Change in response to or in connection with an Acquisition Proposal pursuant to and in accordance with Section 5.3(f)(i)) (such material fact, event, change, development or set of circumstances, an “Intervening Event”) shall have occurred and be continuing; provided that (A) the Company Board determines in good faith (after consultation with independent financial advisors and outside legal counsel) that the failure to take such action in light of the Intervening Event would reasonably be expected to be a breach of its fiduciary duties, (B) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to take such action and, no later than the time of such notice, provided Parent with a written explanation of the Company Board’s basis for proposing to effect such Recommendation Change, (C) if requested by Parent, the Company shall have negotiated in good faith with Parent during such three (3) Business Day notice period (so long as Parent and its Representatives are negotiating in good faith) to enable Parent to propose changes to the terms of this Agreement that would obviate the need for the Company Board to effect such Recommendation Change, (D) the Company Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel) any changes to this Agreement proposed in writing by Parent and determined that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties if such changes were to be given effect, and (E) in the event of any material change to the facts and circumstances relating to such Intervening Event, the Company shall have delivered to Parent an additional notice and the three (3) Business Day notice period shall have recommenced.

(g) Nothing contained in this Section 5.3 shall be deemed to prohibit the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (iii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties under applicable Law; provided, however,  in no event shall the Company or the Company Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.3(e) (it being understood that neither any “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, nor any accurate disclosure of factual information to the Company’s stockholders that is required to be made to such stockholders under applicable Law or in satisfaction of the Company Board’s fiduciary duties or applicable Law, shall be deemed a modification of the Company Board’s approval or recommendation of the Merger and this Agreement).

5.4 Stockholder Approval and Proxy Statement.

(a) The Company shall use commercially reasonable efforts to prepare and file with the SEC, within 15 calendar days of the date hereof, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”).  The Company will use commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after filing with the SEC.  No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company, without providing Parent a reasonable opportunity to review and comment thereon.  The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.  If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Laws, disseminated to the Company’s stockholders.

(b) The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock for the purpose of considering the approval and adoption of this Agreement (the “Company Stockholders Meeting”), a proposal to adjourn the Company Stockholders Meeting as deemed advisable by the Company Board, the election of directors and (with the consent of Parent) such other matters as may in the reasonable judgment of the Company be appropriate for consideration at the Company Stockholders Meeting.  The Company Stockholders Meeting shall be held within 30 calendar days of the date of mailing the definitive Proxy Statement; provided, however, for the avoidance of doubt, the Company, at the request of Parent, or if the Company Board deems appropriate (in each case with the consent of Parent in case of the Company Board’s determination, and with the consent of the Company, in case of Parent’s request, which consents shall not be unreasonably withheld or delayed) shall postpone or adjourn the Company Stockholders Meeting (i) for the absence of a quorum; (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure prior to the Company Stockholders Meeting; (iii) if required by Law; or (iv) if the Company has provided a written notice to Parent and Merger Sub pursuant to Section 5.3(f) that it intends to make a Recommendation Change in connection with a Superior Proposal or an Intervening Event and the applicable deadline contemplated by Section 5.3(f) with respect to such notice has not been reached.  Subject to Section 5.3, the Company Board shall include the Board Recommendation in the Proxy Statement.  Unless the Company Board shall have made a Recommendation Change in compliance with Section 5.3, the Company shall use commercially reasonable efforts to take all actions necessary or advisable to secure the vote or consent of stockholders required by the DGCL to effect the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligation to establish a record date for, call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 5.4(b) shall not be limited by or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or a Recommendation Change.

(c) The Company agrees and acknowledges that it will nominate for election as directors at the Company Stockholders Meeting only individuals who have agreed and acknowledged in writing to abide by the terms of this Agreement.

5.5 Regulatory Approvals.

(a) Parent, Merger Sub and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, Parent, Merger Sub and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and shall submit promptly any additional information requested in connection with such filings and notices, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use commercially reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction or other legal bar to the Merger.  Each party shall promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

(b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement:  (i) to dispose, transfer or hold separate, or cause any of its Subsidiaries to dispose, transfer or hold separate any assets or operations, or to commit or to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

5.6 Control of Other Party’s Business.  Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger.  Prior to the consummation of the Merger, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

5.7 Disclosure.

(a) Parent and the Company will provide each other a reasonable opportunity to review and make reasonable comment upon, any press release or other public statement with respect to this Agreement and the business combination contemplated hereby and, except as may be required by applicable Law or any listing agreement with, or regulation of, any securities exchange on which the Shares or the Parent Company Stock, as applicable, are listed, will not issue any such press release or make any such public statement prior to receiving the other party’s consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that each of Parent and the Company may make (a) public disclosure reasonably required in the public SEC filings made by the respective parties in connection with the transactions contemplated hereby and (b) public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 5.7.

(b) Before any written communications related to the Merger of any party hereto or any of their respective “participants” (as defined in Rule 165 of the Securities Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third-party or otherwise made accessible on the website of such party or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) used by any executive officer, key employee or advisor of such party or any such participant, as applicable, as a script in discussions or meetings with any such third parties, Parent or the Company, as the case may be, shall (or shall cause any such participant to) cooperate in good faith with respect to any such written communications related to the Merger  for purposes of, among other things, determining whether that communication is required to be filed pursuant to Rule 425 of the Securities Act or Rule 14a-12 of the Exchange Act, as applicable.  Each party shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such party or parties and their counsel on any such written communications related to the Merger. For purposes of the foregoing, written communications related to the Merger shall include, with respect to any Person, any document or other written communication prepared by or on behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise).

5.8 Section 16 Matters.  Prior to the Effective Time, the Company Board shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is subject to Section 16 of the Exchange Act of Shares or Company Stock Options pursuant to this Agreement or the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act.

5.9 Company Equity Awards; Warrants.

(a) At the Effective Time, all rights with respect to Company Common Stock under each Company Stock Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Stock Option in accordance with the terms and conditions (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms and conditions of the stock option agreement by which it is evidenced.  From and after the Effective Time, (i) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Stock Option shall be equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under such Company Stock Option by the Option Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Stock Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall otherwise remain unchanged; provided, however, that each Company Stock Option assumed by Parent in accordance with this Section 5.9(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the Effective Time.  The “Option Exchange Ratio” shall be 0.6552, which represents the fraction obtained by dividing $7.00 by the average closing sales price for one share of Parent Common Stock on the Nasdaq National Market for the ten (10) trading-day period ending on the first business day immediately preceding the date hereof.  Parent shall at all times after the Effective Time maintain an effective S-8 registration statement with respect to all Company Stock Options assumed hereunder for so long as any such Company Stock Options are outstanding.

(b) Prior to the Closing, the Company shall take all action necessary to ensure that as of the Effective Time, each warrant to purchase shares of Company Common Stock (a “Company Warrant”) then outstanding, whether or not then exercisable or vested, shall be canceled by the Company in consideration for which the holder thereof shall thereupon be entitled to receive promptly after the Effective Time, cash without interest thereon in an amount (if any) equal to the difference of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Warrant, and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Warrant, minus (ii) all applicable federal, state and local Taxes required to be withheld, if any.  If the terms of any Company Warrant do not themselves provide for or authorize the treatment thereof set forth in this Section 5.9(b), the Company shall use commercially reasonable efforts to obtain the consent of the holder thereof to such treatment; provided, however, that without Parent’s consent, the Company shall not pay any additional consideration to any such holder to obtain such consent.

5.10 Indemnification of Officers and Directors, etc.

(a) All rights to indemnification under the Company’s certificate of incorporation, bylaws or indemnification contracts or undertakings existing in favor of those Persons who are, or were, directors and officers of the Company at or prior to the date of this Agreement (each, a “Covered Party”) shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Delaware Law for a period of six years from the Effective Time.

(b) The Company shall purchase one or more prepaid policies to provide to the Company’s current directors and officers an insurance and indemnification policy that provides for six years from the Effective Time, coverage for events occurring prior to the Effective Time that is no less favorable than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage for the period of six years from the Effective Time; provided, however, that the total cost to the Company for such prepaid policies shall not exceed 300% of the current annual premium.

(c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.10 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(d) The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise.

(e) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.10.

5.11 Takeover Statutes.  If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation or any similar provision of the Organizational Documents shall become applicable to the transactions contemplated by this Agreement, the Company Board shall grant such approvals and take such actions as are necessary so that the transactions described herein may be consummated as promptly as practicable on the terms described herein and otherwise act to eliminate or minimize the effects of such statute, regulation or provision on the transactions described herein.

5.12 Merger Sub Compliance.  Parent shall cause Merger Sub to comply with all of Merger Sub’s obligations under this Agreement and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

SECTION 6

CONDITIONS TO THE MERGER

6.1 Conditions to Each Party’s Obligation to Effect the Merger.  The obligations of each party to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable Laws:

(a) Stockholder Approval.  This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the Required Company Stockholder Vote.

(b) No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Law enacted, promulgated, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

(c) No Litigation.  There shall not be pending or threatened any Legal Proceeding by a Governmental Body challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

6.2 Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are further subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable Laws:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement, other than those contained in Section 3.3, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date), except that, in each case, any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies of such representations and warranties as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect on the Acquired Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).  The representations and warranties of the Company contained in Section 3.3 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except for de minimus inaccuracies.

(b) Performance of Obligations of the Company.  The Company shall have performed and complied in all material respects with each of its agreements, obligations and covenants under the Agreement; provided, however, that this condition shall be deemed satisfied if any failure to perform or comply with such other agreements, obligations or covenants shall have been cured to the good faith satisfaction of Parent.

(c) No Legal Restraints.  No Law or Order shall have been enacted, enforced, promulgated, amended, issued or deemed applicable to the Merger by any Governmental Body, that has had or is reasonably likely to have, any of the following consequences:

(i) make illegal, or restrain or prohibit the consummation of the Merger;

(ii) obtain material damages in connection with the Merger;

(iii) restrain, prohibit, adversely affect or limit the ownership or operation by Parent, Merger Sub or any of their respective Affiliates, of the business conducted by the Company or any of its Affiliates, or materially restrict the exercise or use, of all or any material portion of the business or assets of the Company or any its Affiliates, or compel Parent, Merger Sub or any of their respective Affiliates to dispose of, license or hold separate all or any material portion of the business or assets of the Company or any its Affiliates, or seek to impose any material limitations on the ability of Parent, Merger Sub or any of their respective Affiliates to conduct the Company’s business or own such assets; or

(iv) impose material limitations on the ability of Parent, Merger Sub or any of Parent’s other Affiliates effectively to acquire, hold or exercise full rights of ownership of the Shares or any shares of common stock of the Surviving Corporation acquired by Parent, Merger Sub or any of Parent’s other Affiliates on all matters properly presented to the Company’s stockholders.

(d) No Litigation.  There shall not have been instituted, pending or overtly threatened in writing, indicating a present intention and capability to initiate, any action or proceeding by or before any Governmental Body that has resulted or is reasonably likely to result in any of the consequences referred to in clauses (i), (iii) and (iv) of Section 6.2(c); except for any legal proceedings made or brought by any stockholders of the Company (on their own behalf or on behalf of the Company) arising out of the transactions contemplated by this Agreement.

(e) No Material Adverse Effect.  No Material Adverse Effect on the Acquired Corporations shall have occurred following the execution and delivery of the Agreement that has not been cured prior to the Closing Date.

6.3 Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are further subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable Laws:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date), except that, in each case, any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies of such representations and warranties as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

(b) Performance of Obligations of Parent and Merger.  Each of Parent and Merger Sub shall have performed and complied in all material respects with each of its agreements, obligations and covenants under the Agreement; provided, however, that this condition shall be deemed satisfied if any failure to perform or comply with such other agreements, obligations or covenants shall have been cured to the good faith satisfaction of the Company.

SECTION 7

TERMINATION

7.1 Termination.  This Agreement may be terminated prior to the Effective Time (whether before or, subject to the terms hereof, after adoption of this Agreement by the Company’s stockholders):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated on or before February 28, 2011 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or before the Outside Date;

(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d) by either Parent or the Company if (i) the Company Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

(e) by the Company:

(i) if the Company is not in material breach of its obligations or its representations and warranties under this Agreement, and (A) there shall have been a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or (B) any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, that would have, in either case, individually or in the aggregate, a Material Adverse Effect on Parent’s or Merger Sub’s ability to consummate the Merger; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub through the exercise of commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e)(i) until the earlier of (x) 11 calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (y) the Outside Date;

(ii) if, at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, (i) the Company Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be a breach of its fiduciary duties, (ii) the Company has not violated, in any material respect, the terms of Section 5.3, (iii) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal) and, no later than the time of such notice, provided Parent a copy of the relevant proposed transaction agreement and other material documents with the party making such Superior Proposal, (iv) if requested by Parent, the Company shall have negotiated in good faith with Parent during such three (3) Business Day period (so long as Parent and its Representatives are negotiating in good faith) to enable Parent to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (v) the Company Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel) any changes to this Agreement proposed by Parent in a written offer capable of acceptance, and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were accepted by the Company, (vi) in the event of any material change to the financial or other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent, an additional notice and copies of the relevant proposed transaction agreement and other material documents and have provided to Parent another three (3) Business Day notice period and (vii) concurrently with the termination of this Agreement, the Company pays Parent the Company Termination Fee in accordance with Section 7.3(b)(i); or

(f) by Parent:

(i) if Parent is not in material breach of its obligations or its representations and warranties under this Agreement, and (A) there shall have been a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (B) any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, that would have, in either case, a Material Adverse Effect on the Company’s ability to consummate the Merger; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts (it being understood that a failure to comply with Section 5.3 shall be deemed incapable of being cured), then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f)(i) until the earlier of (x) 15 calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (y) the Outside Date;

(ii) at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, in the event that a Company Triggering Event shall have occurred; or

(iii) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Acquired Corporations, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

7.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 7.3 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

7.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(b) The Company shall pay to Parent a termination fee of $1,788,000.00 (the “Company Termination Fee”) by wire transfer of immediately available funds in the event that this Agreement is terminated as follows:

(i) if the Company shall terminate this Agreement pursuant to Section 7.1(e)(ii), the Company shall pay to Parent the Company Termination Fee prior to or at the time of the termination of this Agreement;

(ii) if Parent shall terminate this Agreement pursuant to Section 7.1(f)(ii), the Company shall pay to Parent the Company Termination Fee within five Business Days of such termination; and

(iii) if (x) Parent shall terminate this Agreement pursuant to Section 7.1(b) or 7.1(f)(i) or (y) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(d) and (A) at the time of termination, an Acquisition Proposal with respect to the Company shall have been made to the Company Board or the Company or publicly announced and not irrevocably withdrawn, and (B) the Company enters into an Acquisition Agreement with respect to, or consummates, an Acquisition Proposal within 6 months following the date this Agreement is terminated, the Company shall pay to Parent the Company Termination Fee within five Business Days of the consummation of the transactions contemplated by such Acquisition Agreement.  For purposes of this Section 7.3(b)(iii), “Acquisition Proposal” shall have the meaning ascribed thereto in Exhibit A except that references in the definition of “Acquisition Proposal” to “15%” shall be replaced by “50%”.

(c) If the Company fails to pay when due any amount payable under this Section 7.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 7.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the “prime rate” (as announced by Wells Fargo Bank N.A.) in effect on the date such overdue amount was originally required to be paid.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1 Amendment.  This Agreement may be amended at any time prior to the Effective Time by the parties hereto, by action taken or authorized by their respective boards of directors, whether before or after adoption of this Agreement by the stockholders of the Company; provided, however, that after any such stockholder approval of this Agreement, no amendment shall be made to this Agreement that by Law requires further approval or authorization by the stockholders of the Company without such further approval or authorization.  This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the parties hereto.

8.2 Remedies Cumulative; Waiver.

(a) The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b) At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement.  Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

8.3 No Survival.  None of the representations and warranties, or any covenant to be performed prior to the Effective Time, contained in this Agreement shall survive the Effective Time.

8.4 Entire Agreement.  This Agreement (including the documents relating to the Merger referred to in this Agreement) and the Confidentiality Agreement constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

8.5 Execution of Agreement; Counterparts; Electronic Signatures.

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other document contemplated.

8.6 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.7 Consent to Jurisdiction; Venue.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties:  (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware.

8.8 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.9 Disclosure Schedules.

(a) The Company Disclosure Schedule shall be arranged in separate Parts corresponding to the numbered and lettered sections contained in Section 3.  The information disclosed in any numbered or lettered Part shall, unless it shall be reasonably apparent from its context, be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3, as the case may be, and shall not be deemed to relate to or to qualify any other representation or warranty.

(b) If there is any inconsistency between the statements in this Agreement and those in the Company Disclosure Schedule (other than an exception set forth as such in the Company Disclosure Schedule), the statements in this Agreement will control.

(c) Every statement made in the Company Disclosure Schedule shall be deemed to be a representation of the Company in this Agreement as if set forth in Section 3.

8.10 Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder and except as provided in Section 7.3(c), the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.11 Assignments and Successors.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights hereunder may be assigned by such party without the prior written consent of the other parties hereto.  Any attempted assignment of this Agreement or of any such rights by the Company, Parent or Merger Sub without the consent of the other parties hereto shall be void and of no effect.

8.12 No Third Party Rights.  There are no third party beneficiaries of this Agreement, except (a) as otherwise expressly set forth in Section 5.10, and (b) for the right of holders of Shares to pursue claims for damages and other relief (including equitable relief) for any breach of this Agreement by Parent or Merger Sub after the Effective Time.

8.13 Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Company (before the Closing):

Henry Bros. Electronics, Inc.
Attention:                      Mr. James E. Henry
Vice-Chairman, Chief Executive Officer,
Treasurer and Director
17-01 Pollitt Drive
Fair Lawn, New Jersey 07410
Fax No.:  (201) 794-8341

with a copy to:

Moses & Singer LLP
Attention:  Arnold N. Bressler, Esq.
The Chrysler Building
405 Lexington Avenue
New York, New York  10174-1299
Fax No.:  (212) 377-6036

Parent and Merger Sub:

Kratos Defense & Security Solutions, Inc.
Attention:  Chief Financial Officer
4820 Eastgate Mall
San Diego, California 92121
Fax No.:  (858) 812-7303

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
Attention:  Deyan P. Spiridonov, Esq.
Teri E. O’Brien, Esq.
4747 Executive Drive, 12th Floor
San Diego, California 92121
Fax No.:  (858) 458-3005

8.14 Cooperation; Further Assurances.  Each party hereto agrees to cooperate fully with the other parties hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by such other parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.15 Construction; Usage.

(a) Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii) “or” is used in the inclusive sense of “and/or”;

(ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Legal Representation of the Parties.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c) Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.16 Enforcement of Agreement.  Each party acknowledges and agrees that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such party could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which the other parties may be entitled, at law or in equity, such parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.17 Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.18 Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Kratos Defense & Security Solutions, Inc.

By: /s/ Eric DeMarco

Name: Eric DeMarco

Title:  President & Chief Executive Officer

Hammer Acquisition Inc.

By: /s/ Eric DeMarco

Name: Eric DeMarco

Title:  President & Chief Executive Officer

Henry Bros. Electronics, Inc.

By: /s/ James E. Henry

Name: James E. Henry

Title:  Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

 “Acquired Corporation” shall mean the Company or any of its Subsidiaries, and “Acquired Corporations” shall mean the Company and all of its Subsidiaries.

“Acquired Corporation Contract(s)” shall mean any Contract (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

“Acquired Corporation Product(s)” shall mean each and all of the products of any Acquired Corporation (including without limitation all software products), whether currently being distributed, currently under development, or otherwise anticipated to be distributed under any product “road map” of an Acquired Corporation.

“Acquired Corporation Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Rights owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

“Acquisition Agreement” shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

“Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of transactions involving:  (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person with the meaning of the Securities Act, as amended, and the rules and regulations promulgated thereunder.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Antitrust Laws” shall mean the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Laws under any applicable jurisdictions, whether federal, state, local or foreign.

 “Balance Sheet” shall have the meaning set forth in Section 3.5(a).

“Blue Sky Laws” shall have the meaning set forth in Section 3.2(c).

“Board Recommendation” shall have the meaning set forth in Section 1.7.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

 “Certificate” shall have the meaning set forth in Section 2.1(b).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Certifications” shall have the meaning set forth in Section 3.4(a).

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Agreement” shall mean a written and legally binding agreement with a Governmental Body relating to Taxes.

“Closing Date” shall have the meaning set forth in Section 1.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

 “Company” shall have the meaning set forth in the Preamble.

 “Company Board” shall mean the board of directors of the Company.

“Company Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.

“Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.9 and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Employee Plan” shall mean an (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other equity-based incentive, retention, severance, change-in-control, or termination pay plan or arrangement, medical, disability, life or other insurance (including any self-insured arrangements), employee assistance program, supplemental unemployment benefits, profit-sharing, fringe benefit, pension or other retirement, vacation, or sick leave program, agreement or arrangement and (ii) other employee benefit plan, program, agreement or arrangement, in either case, which is sponsored, maintained or contributed to or required to be contributed to by any of the Acquired Corporations or any ERISA Affiliate of the Acquired Corporations.

“Company Equity Plans” shall mean: (a) the Incentive Stock Option Plan of Integcom Corp.; (b) the Diversified Security Solutions, Inc. 2002 Stock Option Plan; (c) the Henry Bros. Electronics, Inc. 2006 Stock Option Plan; and (d) the Henry Bros. Electronics, Inc. 2007 Stock Option Plan.

“Company Financial Advisor” shall have the meaning set forth in Section 3.24.

“Company Preferred Stock” shall mean the Preferred Stock, $0.01 par value per share, of the Company.

“Company Registered IP” shall have the meaning set forth in Section 3.9(a).

“Company Restricted Stock Units” shall have the meaning set forth in Section 3.3(a).

“Company SEC Reports” shall have the meaning set forth in Section 3.4(a).

“Company Stock Certificate” shall mean a valid certificate previously representing any shares of Company Common Stock.

“Company Stock Options” shall mean options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company or otherwise).

“Company Stockholders Meeting” shall have the meaning set forth in Section 5.4(b).

“Company Termination Fee” shall have the meaning set forth in Section 7.3(b).

“Company Triggering Event” shall be deemed to have occurred if, prior to the Effective Time, any of the following shall have occurred:  (a) the Company Board or any committee thereof shall have for any reason effected a Recommendation Change or resolved to do so; (b) the Company shall have failed to include in the Proxy Statement the Board Recommendation; (c) the Company Board fails to reaffirm (without material qualification, which would be viewed by a reasonable stockholder as having the effect of failing to reaffirm the Board Recommendation) the Board Recommendation, or fails to publicly state that Merger is in the best interests of the Company’s stockholders, within 10 Business Days after Parent requests in writing, after the public announcement of the submission of an Acquisition Proposal, that such action be taken; (d) the Company Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal (whether or not a Superior Proposal); (e) the Company shall have entered into any Acquisition Agreement (whether or not relating to a Superior Proposal); (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within 10 Business Days after such Acquisition Proposal is announced; or (h) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have, in any material respect, breached or taken any action inconsistent with any of the provisions set forth in Section 5.3.

“Company Warrant” shall have the meaning set forth in Section 5.9(b).

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Confidentiality Agreement” shall have the meaning set forth in Section 5.3(a).

“Contemplated Transactions” shall have the meaning set forth in Section 3.2(a).

 “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Controlled Group Liability” shall have the meaning set forth in Section 3.12(c).

“Copyrights” shall mean all copyrights, copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.

“Covered Party” shall have the meaning set forth in Section 5.10(a).

“DGCL” shall have the meaning set forth in the Recitals.

“Dissenting Shares” shall have the meaning set forth in Section 1.6.

“EDGAR” shall have the meaning set forth in Section 3.4(a).

“Effective Time” shall have the meaning set forth in Section 1.3.

“Employment Loss” means (i) an employment termination, other than a discharge for cause, voluntary departure or retirement, (ii) a layoff, (iii) a reduction in hours of work of more than fifty percent (50%) or (iv) any other event that, if aggregated with enough such other events, would trigger the notification requirements of the WARN Act.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental, Health, and Safety Liabilities” shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under  Environmental Law or Occupational Safety and Health Law and consisting of or relating to:  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and responses, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

“Environmental Law” shall mean any Law that requires or relates to:  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such cleanup or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 3.12(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 2.1(a).

“Exchange Fund” shall have the meaning set forth in Section 2.1(a).

“Filed Company SEC Reports” shall have the meaning set forth in Section 3.4(a).

“Filed Parent SEC Reports” shall have the meaning set forth in Section 4.5(a).

 “GAAP” shall mean generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the financial statements referred to in Sections 3.5 and 4.4 were prepared.

“Governmental Authorization” shall mean any:  (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-Governmental Body of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof, or synthetic substitutes therefor, and asbestos or asbestos-containing materials.

“HMO” shall have the meaning set forth in Section 3.12(n).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

 “Intervening Event” shall have the meaning set forth in Section 5.3(f)(ii).

“Issued Patents” shall mean all issued, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other applicable Governmental Body.

“Knowledge” shall mean the actual knowledge, after reasonable inquiry and investigation, of the executive officers of each of the Acquired Corporations.

“Law” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NASDAQ).

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Material Adverse Effect on the Acquired Corporations” shall mean an event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, assets, operations or financial performance of the Acquired Corporations taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; but excluding any such event, change, development or occurrence resulting from or arising out of (i) changes in Law, GAAP or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board, (ii) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism that do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations taken as a whole,  (iii) conditions affecting the security integration industry, general national or international economic, financial or business conditions affecting generally the security integration industry, that, in each case, do not have a disproportionate effect (relative to other industry participants) on the Acquired Corporations taken as a whole, (iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war (including, but not limited to, thermonuclear war), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, (vi) any actions taken or failure to take action, in each case, which Parent has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement, (vii) changes in the Company’s stock price or the trading volume of the Company’s stock, and (viii) any legal proceedings made or brought by stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, arising out of the transactions contemplated by this Agreement.

“Material Adverse Effect on Parent” shall mean an event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries, taken as a whole, or  (b) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; but excluding any such event, change, development or occurrence resulting from or arising out of (i) changes in Law, GAAP or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board, (ii) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism that do not have a disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries taken as a whole,  (iii) conditions affecting the security integration industry, general national or international economic, financial or business conditions affecting generally the security integration industry, that, in each case, do not have a disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries taken as a whole, (iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war (including, but not limited to, thermonuclear war), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, (vi) any actions taken or failure to take action, in each case, which the Company has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement, (vii) changes in the Parent’s stock price or the trading volume of the Parent’s stock, and (viii) any legal proceedings made or brought by stockholders of Parent or the Company (on their own behalf or on behalf of Parent or the Company) against the Parent, arising out of the transactions contemplated by this Agreement.

“Material Contract” shall mean any contract listed in Section 3.17(a) of the Agreement.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 1.5(a)(iii).

“Merger Sub” shall have the meaning set forth in the Preamble.

 “Multiemployer Plan” shall have the meaning defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” shall mean a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

“NASDAQ” shall mean the NASDAQ Stock Market, LLC.

“Necessary Consents” shall have the meaning set forth in Section 3.2(c).

“No-Shop Period Start Date” shall have the meaning set forth in Section 5.3(a).

“Occupational Safety and Health Law” shall mean any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Off-Balance Sheet Arrangement” shall mean with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have:  (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements; or (d) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) include, without limitation, (i) obligations that are not classified as a liability according to generally accepted accounting principles; (ii) contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or (iii) liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements)).

“Option Exchange Ratio” shall have the meaning set forth in Section 5.9(a).

 “Options” shall have the meaning set forth in Section 3.3(c).

“Order” shall mean any Law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decision, decree, rule, regulation or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Organizational Documents” shall have the meaning set forth in Section 3.1(b).

“Outside Date” shall have the meaning set forth in Section 7.1(b).

“Owned Proprietary Rights” shall have the meaning set forth in Section 3.9(a).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Balance Sheet” shall have the meaning set forth in Section 4.4.

“Parent Common Stock” shall mean the Common Stock, $0.001 par value per share, of Parent.

“Parent Contract(s)” shall mean any Contract (a) to which Parent is a party; (b) by which Parent or any asset of Parent is or may become bound or under which parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

“Parent Disclosure Schedule” shall mean the disclosure schedule that has been prepared by Parent and delivered by Parent to the Company on the date of this Agreement.

“Parent SEC Reports” shall have the meaning set forth in Section 4.3.

“Part” shall mean a part or section of the Company Disclosure Schedule or the Parent Disclosure Schedule.

“Patents” shall mean Issued Patents and Patent Applications.

“Patent Applications” shall mean all published or unpublished non-provisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” shall have the meaning set forth in Section 5.1(a).

“Proprietary Rights” shall mean any (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, fictitious business names and domain name registrations, (iv) Copyrights, (v) Trade Secrets, (vi) all other ideas, inventions, designs, manufacturing and operating specifications, technical data, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable Laws, such other intangible assets, properties or rights); or (b) any right to use or exploit any of the foregoing in any jurisdiction throughout the world.

“Proxy Statement” shall have the meaning set forth in Section 5.4(a).

“Qualified Plans” shall have the meaning set forth in Section 3.12(f).

“Recommendation Change” shall have the meaning set forth in Section 5.3(e).

 “Registered Copyrights” shall mean all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office and any other applicable Governmental Body.

“Registered Trademarks” shall mean all Trademarks for which registrations have been obtained or applications for registration have been filed in the United States Patent and Trademark Office and any other applicable Governmental Body.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Required Company Stockholder Vote” shall have the meaning set forth in Section 3.2(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Secretary of State” shall have the meaning set forth in Section 1.3.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in Section 1.5(a)(i).

“SOX” shall mean the Sarbanes-Oxley Act of 2002.

“Subsidiary” an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal made by a third party (in the absence of any material violation of Section 5.3) that the Company Board determines, in its good faith judgment, (a) after consultation with an independent financial advisor, to be more favorable from a financial point of view to the Company’s stockholders than the terms of the Merger or, if applicable, any proposal by Parent to amend the terms of this Agreement, taking into account all the terms and conditions of such proposal and this Agreement that the Company Board determines to be relevant (including, but not limited to, (i) the expected timing and likelihood of consummation, (ii) any governmental, regulatory and other approval requirements and (iii) any terms relating to break-up fees and expense reimbursement) and (b) to be reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer is not committed and, in the good faith judgment of the Company Board, is not otherwise reasonably capable of being obtained by such third party; provided, further, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” shall mean (a) any federal, state, local or foreign tax (including, but not limited to, income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other fee of any kind imposed by any Governmental Body, (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (a) or for failure to file any Tax Return, (c) any successor or transferee liability in respect of any items described in clauses (a) and/or (b) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) and (d) any amounts payable under any Tax sharing agreement or other contractual arrangement.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including any amendments, attachments or supplements thereto) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Tax Ruling” shall mean a written ruling of a Governmental Body with respect to Taxes.

“Taxing Authority” shall mean any Governmental Body charged with the responsibility for the assessment and collection of Taxes and the administration or enforcement of Tax Law.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Law.

“Trademarks” shall mean all (a) trademarks, service marks, marks, logos, insignias, designs, names or other symbols, whether or not registered or applied for registration, (b) applications for registration of trademarks, service marks, marks, logos, insignias, designs, names or other symbols, and (c) trademarks, service marks, marks, logos, insignias, designs, names or other symbols for which registration has been obtained.

“Voting Agreements” shall have the meaning set forth in the Recitals.

 “WARN Act” shall have the meaning set forth in Section 3.20.

PAUL, HASTINGS, JANOFSKY & WALKER, LLP	Exhibit 5.1
October 5, 2010

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to an aggregate of 2,530,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-3 (File No. 333-161340) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus included therein (the “Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Prospectus; (iii) the Prospectus Supplement; (iv) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware; and (v) the Company’s Amended and Restated Bylaws, certified by the Secretary of the Company.

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties.  As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date hereof, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP

          Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October  5, 2010 by and between Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Henry Bros. Electronics, Inc., a Delaware corporation (the “Company”).

RECITALS

A.           Parent, Hammer Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

B.           The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock and options to purchase such number of shares of Company Common Stock as is indicated on the signature page of this Agreement.

C.           As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Stockholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) has agreed to, enter into this Agreement and vote the Shares as described herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions.  All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Expiration Date” shall mean the earliest to occur of such date and time as (i) the Merger Agreement shall have been terminated in accordance with its terms, (ii) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that decreases the Merger Consideration.

(b) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(c) “Shares” shall mean (i) all securities of the Company (including all shares of Company Common Stock and all Options, Warrants and other Rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date hereof, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(d) “Transfer”.  A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions.  The Stockholder shall not cause or permit any Transfer of any of the Shares to be effected.

(b) Transfer of Voting Rights.  The Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares.

(a) At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Stockholder (solely in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i)           in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

(ii)           against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

(iii)           against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

(b) In the event that a meeting of the stockholders of the Company is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c)           The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement Not to Exercise Appraisal Rights.  The Stockholder shall not exercise any rights under Section 262 of the DGCL to demand appraisal of any Shares that may arise with respect to the Merger.

5. Directors and Officers.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder in his or her capacity as a director or officer of the Company or any designee of the Stockholder who is a director or officer of the Company from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).

6. Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

7. No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

8. Representations and Warranties of the Stockholder.

(a) Power; Binding Agreement.  The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

(b) No Conflicts.  Except for filings under the Exchange Act and filings under the HSR Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby.  None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.

(c) Ownership of Shares.  The Stockholder (i) is the beneficial owner of the shares of Company Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances disclosed on Schedule A attached hereto or arising under securities laws or arising hereunder), (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are free and clear of any Encumbrances (except any Encumbrances arising under securities laws or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Common Stock, options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, indicated on the signature page of this Agreement.

(d) Absence of Litigation.  As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its or his properties or assets (including the Shares) that could reasonably be expected to impair the ability of the Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f) Reliance by Parent.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

9. Notification. The Stockholder agrees to promptly notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Stockholder set forth herein.

10. Disclosure.  The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

11. Consents and Waivers.  The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

12. Further Assurances.  Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

13. Legending of Shares.  If so requested by Parent, the Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

14. Termination.  This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any material breach of this Agreement.

15. Miscellaneous.

(a) Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

(b) Amendments; Waiver.  This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(c) Specific Performance.  The parties hereto agree that irreparable damage would occur to Parent in the event that the provisions contained in this Agreement were not performed by the Stockholders in accordance with its specific terms or were otherwise breached by the Stockholders.  It is accordingly agreed that Parent shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by the Stockholders and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(d) Notices.  All notices, requests, demands, consents and communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, by overnight prepaid courier or by facsimile (receipt confirmed) to:

if to Parent:

Kratos Defense & Security Solutions, Inc.
Attention:  Chief Financial Officer
4820 Eastgate Mall
San Diego, California 92121
Fax No.:  (858) 812-7303

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
Attention:  Deyan P. Spiridonov, Esq.
4747 Executive Drive, 12th Floor
San Diego, California 92121
Fax No.:  (858) 458-3144

if to the Stockholder:

Henry Bros. Electronics, Inc.
Attention:                      [Name of Stockholder]
17-01 Pollitt Drive
Fair Lawn, New Jersey 07410
Fax: (201) 794-8341

with a copy to:

Moses & Singer LLP
Attention:  Arnold N. Bressler, Esq.
The Chrysler Building
405 Lexington Avenue
New York, New York  10174-1299
Fax No.:  (212) 377-6036

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three days following the date on which mailed, or one day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

(e) No Waiver.  The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(f) Third Party Beneficiaries.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith nor be relied upon other than the parties hereto and their permitted successors or assigns.

(g) Governing Law.  This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including, without limitation, the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).

(h) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(i) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j) Entire Agreement.  This Agreement and the documents and instruments and other agreements between the parties hereto as contemplated by or referred to herein, and other Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(k) Severability.  In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Laws, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party).  If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, such court has the power to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the intentions of the parties hereto under this Agreement and, in the event that such court does not exercise such power, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

(l) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(m) Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses; provided, however, that the Company will pay the expenses of the Stockholder.

(n) Counterparts.  This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

(o) Facsimile.  The delivery of signature pages to this Agreement (in counterparts or otherwise) by facsimile transmission or other electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

KRATOS DEFENSE & SECURITY SOLUTONS, INC.	STOCKHOLDER:

By: ___________________________________	By: ____________________________________
Name: ___________________________________	Name: ____________________________________
Title: ___________________________________

Schedule A
Shares Beneficially Owned

_______ shares of Company Common Stock

_______ shares of Company Common Stock issuable upon exercise of outstanding options or warrants

**** VOTING AGREEMENT ****

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Henry Bros. Electronics, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below).  Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares inconsistent with this Irrevocable Proxy until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Hammer Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As used herein, the term “Expiration Date” shall mean the earliest to occur of such date and time as (i)  the Merger Agreement shall have been terminated in accordance with its terms, (ii)  the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii)  any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that decreases the consideration payable in the Merger.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter.  The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: _________, 2010                                                                    STOCKHOLDER:

____________________________________

By:        _____________________

Name:   _____________________

Title:     _____________________

***** IRREVOCABLE PROXY ****

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. TO ACQUIRE HOMELAND SECURITY SOLUTIONS PROVIDER HENRY BROS. ELECTRONICS, INC.

HBE Is A Nationally Recognized Leader in the Design, Engineering, Integration And Operation Of Electronic Surveillance And Biometrics Technology Based Security Systems

Transaction Expected To Be Immediately Accretive To Kratos EPS and All Financial Matrices

SAN DIEGO, CA, October 6, 2010 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, announced today it has entered into a definitive agreement to acquire all of the outstanding stock of Henry Bros. Electronics, Inc. (NASDAQ:HBE).  HBE is a leading pure play provider of Homeland Security Solutions, Products, and System Integration Services, including the design, engineering and operation of Command and Control Systems for the protection of Strategic Assets and Critical Infrastructure in the United States.  HBE also has particular expertise in the design, engineering, and deployment of specialized surveillance, thermal imaging, analytics, radar, and biometrics technology based security systems.  Representative HBE programs and customers include Department of Defense Agencies, Nuclear Power Generation Facilities, State Government and Municipality Related Agencies, Major National Airports, Major Harbors, Railways, Tunnel Systems, Energy Centers, Power Plants, and Related Infrastructure.

The purchase price will be approximately $45 million in cash, or $7.00 per HBE share of common stock.   Pursuant to the terms of the definitive agreement, Kratos will acquire all outstanding shares of HBE common stock in a merger transaction subject to approval by the majority of the stockholders of HBE.  Holders of approximately 60% of the common stock of HBE, including Mr. James E. Henry, Mr. Richard D. Rockwell, and all other Directors of the company, have agreed to vote their shares in favor of the proposed merger.  Additionally, Mr. Henry has committed to purchase Kratos common stock after closing of the transaction in open-market transactions at market prices utilizing a material portion of his transaction cash proceeds.  To the extent Mr. Henry is employed by Kratos after the closing, Kratos has agreed to put in place a standard 10b5-1 plan for his benefit to accommodate these open market purchases.

Ben Goodwin, President of Kratos’ Public Safety & Security Business, where HBE’s business will be merged, said, “We are extremely pleased to be combining our business with one of the leading Homeland Security Solutions, Services, and Public Safety providers in the industry today.  Henry Bros. has an incredible reputation in our marketplace, an outstanding leadership team and workforce, and an enviable long term customer base and relationships.  When combined with Kratos’ PSS Business, we believe that we will be the leading Homeland Security Solutions provider and system integrator in the industry.”  Mr. Goodwin concluded, “I am looking forward to Jim Henry joining the Kratos team in a long-term relationship and together pursuing new, large, and critical security program opportunities that independently we could not have previously pursued.”

Jim Henry, President and CEO of Henry Bros., said, “This is truly a defining day for Henry Bros’ entire organization and workforce.  Henry Bros. has been a leader in security system engineering and integration for over 60 years, and we are joining an organization in Kratos that shares our company’s security visions, goals and objectives, and which will enable us to continue to build our business and execute our strategic plan.  Importantly, when combined with Kratos and its significant resources, we see significant opportunity to bid on and win large program opportunities, including those national in scope which we could not have pursued independently, while also providing significant opportunity to the entire Henry Bros. employee base and workforce.”

Eric DeMarco, Kratos’ President and CEO, said, “Henry Bros. is clearly one of the premier Homeland and National Security Solution Providers and Command and Control Center Design Engineering and Operators in the industry today.  We see the opportunity for significant cross selling between the two businesses, including for Henry Bros.’ proprietary first responder communications products and solutions.  Additionally, we see the opportunity to cross sell into HBE’s large and established customer base Kratos’ NeuralStar and DopplerVue situational awareness, security network management, protection and cybersecurity software products.  Also importantly, the transaction is expected to be immediately financially accretive to Kratos’ Earnings Per Share, Cash Flow, Cash Flow Per Share and other financial matrices.”

Henry Bros. recently increased its revenue guidance for 2010 to approximately $65 million, reported a record backlog of approximately $53 million, and reported second quarter new contract bookings of approximately $35 million.  Henry Bros. has a significant qualified bid and proposal pipeline and is currently performing on large military and national security related programs with periods of performance through 2011. The combination of Henry Bros. with Kratos will provide the opportunity for significant cost savings and synergies, including specifically in the areas of duplicative public company related costs, investor relations costs, insurance, accounting, consulting and tax fees, and the streamlining and rationalization of duplicative facilities, overhead and general and administrative elements and other areas.  The transaction is expected to immediately increase Kratos’ free cash flow, cash flow from operations, free cash flow per share of Kratos’ common stock, and be immediately accretive to Kratos’ EPS, excluding transaction related costs.  Kratos has approximately $210 million in Tax Net Operating Loss Carryforwards which can be utilized to shield substantially all of the combined companies’ pre-tax income from Federal and certain state income taxes.  The estimated Net Present Value of these NOL’s, which expire through 2027, is approximately $50 million to Kratos.  The transaction is subject to customary closing conditions, including approval by the stockholders of HBE.  The transaction is expected to close by the end of 2010, with an expected transaction purchase price multiple of approximately 5x pro forma EBITDA.

B. Riley & Co., LLC acted as exclusive financial advisor to Kratos Defense & Security Solutions, Inc.

About Kratos Defense & Security Solutions
 Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) provides mission critical products, services and solutions for United States National Security.  Principal products, services and solution offerings relate to and support C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cybersecurity solutions, security and surveillance systems, and critical infrastructure security system design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Additional Information

In connection with the merger, HBE will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC).  STOCKHOLDERS OF HBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Kratos Defense & Security Solutions, 4820 Eastgate Mall, San Diego, CA 92121.  In addition, documents filed with the SEC by HBE will be available free of charge at the SEC’s web site at http://www.sec.gov.

Kratos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of HBE in favor of the acquisition.  Information about the executive officers and directors of Kratos and their ownership of Kratos common stock is set forth in the proxy statement for Kratos’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2010.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding future financial performance, bid and proposal pipeline, performance of key contracts, market developments, and timing of integration activities and anticipated benefits to be realized from recent acquisitions. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the integration of recently acquired businesses will prove more costly, take more time, or be more distracting than currently anticipated; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; and risks that anticipated tax benefits will not be realized in accordance with our expectations. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company's Annual Report on Form 10-K for the period ended December 27, 2009, the Company's Quarterly Report on Form 10-Q for the period ended June 27, 2010, and in other filings made with the Securities and Exchange Commission.

Exhibit 99.2

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. ANNOUNCES PRICING OF
$24.6 MILLION COMMON STOCK OFFERING, NET PROCEEDS EXPECTED TO BE USED AS PART OF PURCHASE PRICE FOR HENRY BROS. ELECTRONICS, INC. (HBE) ACQUISITION

HBE is a Nationally Recognized Leader in the Design, Engineering, Integration and Operation of Electronic Surveillance, Thermal Imaging, Analytic and Biometrics Technology-Based Security Systems for Homeland Security

SAN DIEGO, CA, October 6, 2010 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, announced today the pricing of a public offering of 2.3 million shares of its common stock at a purchase price of $10.20 per share. The offering is expected to close on October 12, 2010, subject to customary closing conditions. Kratos has also granted the underwriter a 30-day option to purchase up to an additional 230,000 shares of common stock to cover over-allotments, if any. Kratos expects to receive net proceeds, assuming the exercise of the over-allotment option, of approximately $24.6 million, after deducting underwriting fees and other offering expenses.  The Company expects to use the net proceeds from this transaction as part of the purchase price for the acquisition of Henry Bros. Electronics, Inc. (“HBE”), a nationally recognized leader in the design, engineering, integration and operation of electronic surveillance, thermal imaging, analytics and biometrics technology-based security systems, which was announced separately today. To the extent that the net proceeds are not applied to the HBE acquisition, the Company intends to use them for general corporate purposes, including the funding of potential strategic acquisitions and other general corporate expenses.

B. Riley & Co., LLC acted as the sole and exclusive underwriter for the offering.

A shelf registration statement on Form S-3 relating to the shares of common stock to be issued in the offering has previously been filed with the Securities and Exchange Commission (the “SEC”) and declared effective.  A prospectus supplement relating to the offering will be filed with the SEC.  Copies of the prospectus supplement and accompanying prospectus may be obtained at the SEC’s website at http://www.sec.gov or directly from the Company by written request to Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 4820 Eastgate Mall, San Diego, CA 92121.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Kratos Defense & Security Solutions
 Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) provides mission critical products, services and solutions for United States national security.  Principal products, services and solution offerings relate to and support C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cybersecurity solutions, security and surveillance systems, and critical infrastructure security system design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations.

Additional Information
In connection with the acquisition, HBE will be filing a proxy statement and other relevant documents concerning the transaction with the SEC.  STOCKHOLDERS OF HBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Kratos Defense & Security Solutions, 4820 Eastgate Mall, San Diego, CA 92121.  In addition, documents filed with the SEC by HBE will be available free of charge at the SEC’s website at http://www.sec.gov.

Kratos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of HBE in favor of the acquisition.  Information about the executive officers and directors of Kratos and their ownership of Kratos common stock is set forth in the proxy statement for Kratos’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2010.

Notice Regarding Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements relating to Kratos’ anticipated proceeds from the offering, its use of those proceeds and its intention to acquire HBE. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the risk disclosures in the Company’s SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 27, 2009 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.